Filed Pursuant to Rule 424(b)(5)

File No. 333-282688

Prospectus Supplement
(To Prospectus dated April 9, 2025)

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

Up to 10,000,000 Shares of Common Stock

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”) has entered into a distribution agreement, dated May 20, 2025 (the “Distribution Agreement”), with ALPS Distributors, Inc. (the “Distributor”) relating to the Fund’s shares of common stock, $0.0001 par value per share (the “Common Shares”), offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Distribution Agreement, the Fund may offer and sell up to 10,000,000 of the Fund’s Common Shares from time to time through the Distributor. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value (“NAV”) of such Common Shares, exclusive of any distributing commission or discount. The Fund is a diversified, closed-end management investment company, which commenced investment operations in September 2016. The Fund’s investment objective is current income and overall total return. There is no assurance that the Fund will achieve its investment objectives.

The Fund’s Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “OPP.” As of April 28, 2025, the last reported sale price for the Fund’s Common Shares was $8.23 per Common Share. As of the same date, the last reported NAV for the Fund’s Common Shares was $8.97.

Sales of the Fund’s Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a sub-placement agent agreement, dated May 20, 2025 (the “Sub-Placement Agent Agreement”), with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

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Investing in the Fund’s Common Shares involves certain risks. You could lose some or all of your investment. See “Risks” beginning on page 34 of the accompanying Prospectus. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Fund’s Common Shares.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated May 20, 2025

(continued on following page)

Principal Investment Strategies. The Fund seeks to achieve its investment objective by allocating its Managed Assets (as defined below) among the three principal investment strategies described below:

Tactical Closed-End Fund Income Strategy): This strategy seeks to (i) generate returns through investments in closed-end funds, special purpose acquisition companies, exchange-traded funds and business development companies (collectively, the “Underlying Funds”) that invest primarily in income-producing securities, and (ii) derive value from the discount and premium spreads associated with closed-end funds.

Opportunistic Income Strategy: This strategy seeks to generate attractive risk-adjusted returns through investments in fixed income instruments and other investments, including agency and non-agency residential mortgage-backed and other asset-backed securities, corporate bonds, municipal bonds, and real estate investment trusts. At least 50% of the Managed Assets allocated to this strategy is invested in mortgage-backed securities.

Alternative Credit Strategy: This strategy seeks to achieve a high level of income by investing in alternative credit instruments. The Fund's alternative credit investments may be made through a combination of: (i) investing in loans to small and mid-sized companies (“SMEs”); (ii) investing in notes or other pass-through obligations issued by an alternative credit platform (or an affiliate) representing the right to receive the principal and interest payments on an alternative credit investment (or fractional portions thereof) originated through the platform (“Pass-Through Notes”); (iii) purchasing asset-backed securities representing ownership in a pool of alternative credit (iv) investing in private investment funds that purchase Alternative Credit; (v) acquiring an equity interest in an alternative credit platform (or an affiliate); and (vi) providing loans, credit lines or other extensions of credit to an alternative credit platform (or an affiliate). The Fund may invest in income-producing securities of any maturity and credit quality, including unrated or below investment grade.

An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objective. See “Investment Objective, Strategies and Policies” in the accompanying Prospectus for additional investment policies of the Fund.

“Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding).

The Fund’s NAV will vary and its distribution rate may vary and both may be affected by numerous factors, including changes in the market spread over a specified benchmark, market interest rates and performance. Fluctuations in NAV may be magnified as a result of the Fund’s use of leverage. An investment in the Fund may not be appropriate for all investors.

Leverage. The Fund may borrow money and/or issue preferred stock, notes or debt securities for investment purposes. The Fund currently anticipates that it could also obtain leverage through the use of reverse repurchase agreements. Since the holders of common stock pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the Fund’s common stock than if leverage is not used. See “Risks—Leverage Risks” in the accompanying Prospectus.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

This Prospectus Supplement, together with the accompanying Prospectus, sets forth concisely the information that you should know before investing. You should read the accompanying Prospectus and Prospectus Supplement, which contain important information, before deciding whether to invest in the Fund’s Common Shares. You should retain the accompanying Prospectus and Prospectus Supplement for future reference. A statement of additional information (“SAI”), dated April 9, 2025, as supplemented from time to time, containing additional information, has been filed with the SEC and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement that the Fund filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI, annual and semi-annual reports to shareholders and other information about the Fund, and make shareholder inquiries, by calling (855) 862-6092, by writing to the Fund at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401, or by visiting the Fund’s and the Adviser’s website at www.rivernorth.com (information included on the website does not form a part of this Prospectus), or from the SEC’s website at sec.gov.

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front of this Prospectus Supplement and the accompanying Prospectus. The Fund’s business, financial condition and results of operations may have changed since that date.

v

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and statement of additional information, including documents incorporated by reference, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus. The Fund urges you to review carefully that section for a more detailed discussion of the risks of an investment in the Fund’s securities.

Although the Fund believes that the expectations expressed in the Fund’s forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s securities offered by this Prospectus Supplement. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the statement of additional information (“SAI”), dated April 9, 2025, especially the information set forth under the heading “Risks.”

The Fund

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund was organized as a Maryland corporation on June 22, 2016. An investment in the Fund may not be appropriate for all investors. There can be no assurance that the Fund will achieve its investment objective. As used hereinafter in this Prospectus Supplement, unless the context otherwise requires, “Common Shares” refer to the Fund's shares of common stock, $0.0001 par value per share, currently outstanding as well as those shares offered by this Prospectus Supplement and the holders of such shares are called “Common Shareholders.”

Adviser and Subadviser

RiverNorth Capital Management, LLC (“RiverNorth” or the “Adviser”) serves as the Fund’s investment adviser and the Fund’s subadviser is DoubleLine® Capital LP (“DoubleLine” or the “Subadviser”). As of March 31, 2025, RiverNorth had approximately $5.0 billion in assets under management for registered open-end management investment companies, registered closed-end management investment companies and private investment vehicles. The Adviser’s address is 360 S. Rosemary Ave, Suite 1420, West Palm Beach, FL 33401, and its telephone number is (561) 484-7185. As of March 31, 2025, DoubleLine had managed approximately $93 billion for individuals and institutions. The Subadviser’s address is 2002 N. Tampa Street, 2nd Floor, Tampa, FL 33602.

The Fund pays the Adviser a management fee payable on a monthly basis at the annual rate of 1.00% of the Fund’s average daily Managed Assets for the services it provides. In addition to the fees of the Adviser, the Fund pays all other costs and expenses of its operations, including, but not limited to, compensation of its directors (other than those affiliated with the Adviser or the Subadviser), custodial expenses, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of any leverage, expenses of preparing, printing and distributing prospectuses, shareholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any. The Adviser (and not the Fund) pays the Subadviser a subadvisory fee payable on a monthly basis at the annual rate of 0.50% of the Fund’s average daily Managed Assets for the service it provides.

Because the fees received by the Adviser and the Subadviser are based on the Managed Assets of the Fund, the Adviser and the Subadviser have a financial incentive for the Fund to use leverage, which may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and Common Shareholders, on the other. Because leverage costs are borne by the Fund at a specified interest rate, the Fund’s investment management fees and other expenses, including expenses incurred as a result of any leverage, are paid only by Common Shareholders and not by holders of preferred shares or through borrowings. For more information on the Adviser and the Subadviser, as well as the fees and expenses, see “Summary of Fund Expenses” and “Management of the Fund” on pages 20 and 34 of the accompanying Prospectus.

The Offering

The Fund has entered into a distribution agreement, dated May 20, 2025 (the “Distribution Agreement”), with ALPS Distributors, Inc. (the “Distributor”), pursuant to which the Fund may offer and sell up to 10,000,000 Common Shares from time to time through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a sub-placement agent agreement, dated May 20, 2025 (the “Sub-Placement Agent Agreement”), with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

Use of Proceeds

Unless otherwise specified in this Prospectus Supplement, RiverNorth anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies, or for other general corporate purposes. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be invested in cash, cash equivalents, short-term debt securities or U.S. government securities. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to holders of Common Shares (“Common Shareholders”).

DIVIDENDS

The Fund has implemented a level distribution policy (the “Level Distribution Policy”). Under the Level Distribution Policy, the Fund intends to make monthly distributions to Common Shareholders at a constant and fixed (but not guaranteed) rate (which is annually reset) equal to 12.5% of the average of the Fund’s NAV per share as reported for the final five trading days of the preceding calendar year.

Under the Level Distribution Policy, to the extent that sufficient investment income is not available on a monthly basis, the Fund’s distributions could consist of return of capital in order to maintain the distribution rate. The amount treated as a return of capital will reduce a Common Shareholder's adjusted basis in the Common Shareholder's shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. Investors should not make any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Fund’s Level Distribution Policy. Dividends and distributions may be payable in cash or common shares, with Common Shareholders having the option to receive additional Common Shares in lieu of cash. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to Common Shareholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to Common Shareholders will depend on a number of factors, including the stability of income received from its investments. The amount of monthly distributions could vary depending on a number of factors, including the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s common shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually.

CAPITALIZATION

Pursuant to the Distribution Agreement with the Distributor, the Fund may offer and sell up to 10,000,000 of the Fund’s Common Shares from time to time through the Distributor for the offer and sale of the Common Shares under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of the Fund’s Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. The table below shows the Fund’s historical capitalization as of December 31, 2024 and the estimated capitalization of the Fund assuming the sale of all 10,000,000 Common Shares that are subject to the Distribution Agreement on a pro forma, as adjusted basis as of April 28, 2025. Actual sales, if any, of the Fund’s Common Shares, and the actual application of the proceeds thereof, under this Prospectus Supplement and the accompanying Prospectus may be different than as et forth in the table below. In addition, the price per share of any such sale may be greater or less than $8.23 depending on the market price of the Fund’s Common Shares at the time of any such sale. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The following table sets forth the Fund’s capitalization:

●	on a historical basis as of December 31, 2024

●	on a pro forma as adjusted basis to reflect (1) the assumed sale of 10,000,000 of the Fund’s Common Shares at $8.23 per share (the last reported sale price of the Fund’s Common Shares on NYSE on April 28, 2025 in an offering under this Prospectus Supplement and the accompanying Prospectus, and (2) the investment of net proceeds assumed from such offering in accordance with the Fund’s investment objective and policies, after deducting the assumed aggregate commission of $823,000 (representing an estimated commission paid to the Distributor of 1.00% of the gross sales price per share in connection with the sale of Common Shares effected by the Distributor in each offering) and estimated offering costs payable by the Fund of $110,192.

	Actual as of December 31, 2024 (unaudited)	As Adjusted (unaudited)
Series A Cumulative Perpetual Preferred shares, $0.0001 par value per share, 2,530,000 shares authorized, 2,400,000 outstanding (actual and as adjusted).	$60,000,000	$60,000,000
Series B Cumulative Perpetual Preferred shares, $0.0001 par value per share, 2,400,000 shares authorized, 2,400,000 outstanding (actual and as adjusted).	$60,000,000	$60,000,000
Series C Term Preferred shares, $0.0001 par value per share, 5,743,500 shares authorized, 419,206 outstanding (actual and as adjusted).	$4,192,060	$4,192,060

Shareholders’ equity applicable to Common Shares:
Common Shares Outstanding, $0.0001 par value per share, 45,070,000 shares authorized.	23,809,606	33,809,606
Paid-in capital*	$294,235,193	$375,602,001
Total distributable loss	$76,804,646	$76,804,646
Net assets applicable to Common Shares	$217,430,547	$298,797,355
Liquidation preference of Preferred Shares	$124,192,060	$124,192,060
Net assets, plus the liquidation preference of Preferred Shares	$341,622,607	$422,989,415

*	As adjusted paid-in capital reflects a deduction for estimated offering expenses of $110,192 and commissions paid to the Distributor of $823,000 (representing an estimated commission paid to the Distributor of 1.00% of the gross sales price per share).

SUMMARY OF FUND EXPENSES

The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares would bear, directly or indirectly. The table is based on the capital structure of the Fund as of December 31, 2024.

The table shows Fund expenses as a percentage of net assets attributable to Common Shares. The following table should not be considered a representation of the Fund’s future expenses. Actual expenses may be greater or less than those shown below.

Common Shareholder Transaction Expenses	As a Percentage of Offering Price
Sales Load (1)	1.00%
Offering Expenses Borne by Common Shareholders of the Fund	0.13%
Dividend Reinvestment Plan Fees (2)	None

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares (Assuming the Use of Leverage Equal to 36.35% of the Fund’s Managed Assets)
Management Fee (3)	1.56%
Dividends on Preferred Shares (4)	2.60%
Interest Expense and Fees on Borrowings (5)	0.05%
Other Expenses (5)	1.05%
Acquired Fund Fees and Expenses (6)	0.05%
Total Annual Expenses	5.31%

Example (7)

The purpose of the following table is to help a holder of Common Shares understand the fees and expenses that such holder would bear directly or indirectly. The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares in the offering, assuming (1) payment in year 1 of a commission of 1.00% on the investment and estimated offering costs of $110,192, (2) that the Fund incurs total annual expenses of 5.31% of its net assets in years 1 through 10, and (3) a 5% annual return.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$53	$157	$261	$517

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed.

(1)	Represents the estimated maximum commission with respect to the Common Shares being sold under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per Common Share of any such sale may be greater or less than the price set forth under “Capitalization” above, depending on market price of the Common Shares at the time of any such sale.

(2)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund under the dividend reinvestment plan. You may pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(3)	The management fee is charged as a percentage of the Fund’s average daily Managed Assets, as opposed to net assets. With leverage, Managed Assets are greater in amount than net assets, because Managed Assets include borrowings for investment purposes. The market value of the Fund’s derivatives are used for purposes of calculating Managed Assets. The management fee of 1.00% of the Fund’s Managed Assets represents 1.56% of net assets attributable to Common Shares assuming the use of leverage in an amount of 36.35% of the Fund’s Managed Assets. The Fund’s Managed Assets for the period ended December 31, 2024 were multiplied by the annual advisory fee rate and then divided by the Fund’s average net assets for the same period to calculate the management fee as a percentage of the Fund’s net assets attributable to Common Shares. Since the Fund has Preferred Shares outstanding, the management fee and certain other expenses as a percentage of net assets attributable to Common Shares is higher than if the Fund did not utilize a leveraged capital structure.

(4)	Dividends on Preferred Shares represent the estimated dividend expense adjusted to assume 2,400,000 shares of 4.375% Series A Preferred Stock with a liquidation preference of $60,000,000, 2,400,000 shares of 4.75% Series B Preferred Stock with a liquidation preference of $60,000,000, and 419,206 shares of 6.00%, 3-Year Term, Series C Preferred Stock with a liquidation preference of $4,192,060. Series A Preferred Stock and Series B Preferred Stock were outstanding for the entire 12 months of operations after December 31, 2024, Series C Preferred Stock were outstanding from issuance of December 2, 2024 through December 31, 2024. The table assumes the use of leverage representing 36.35% of Managed Assets, which reflects approximately the percentage of the Fund's total average Managed Assets attributable to such leverage averaged over the period ended December 31, 2024, at a weighted average annual expense to the Fund of 4.61%.

(5)	Includes $592,466 of loan service fees in connection with the Fund's investments in Alternative Credit Instruments for the six months ended December 31, 2024. Loan service fees relate to the Fund's investment in Square Loans and are not related to any leverage expenses. The loan service fees are the cost associated with the originator's ongoing collection and remittance of payments related to the Alternative Credit Instruments.

(6)	The “Acquired Fund Fees and Expenses” are based on the expense ratios for the most recent fiscal year of the Underlying Funds in which the Fund has invested, which may change substantially over time and, therefore, significantly affect “Acquired fund fees and expenses.” These amounts are based on the total expense ratio disclosed in each Underlying Fund’s most recent shareholder report. Some of the Underlying Funds in which the Fund invests (or may invest) charge incentive fees based on the Underlying Funds’ performance. The 0.05% shown as “Acquired Fund Fees and Expenses” reflects the operating expenses of the Underlying Funds and transaction-related fees. Certain Underlying Funds in which the Fund invests (or may invest) generally charge a management fee of 1.00% to 2.00% and may charge up to a 20% incentive fee on income and/or capital gains, which are included in “Acquired Fund Fees and Expenses,” as applicable. The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance based fees or allocations paid by the Underlying Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Underlying Funds. Future Underlying Funds’ fees and expenses may be substantially higher or lower because certain fees may be based on the performance of the Underlying Funds, which may fluctuate over time. Acquired Fund Fees and Expenses are borne indirectly by the Fund, but they are not reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

(7)	The example should not be considered a representation of future expenses and includes the expenses of the offering. The example assumes that the estimated “Other Expenses” set forth in the table are accurate, that all dividends and distributions are reinvested at the Common Share NAV and that the Fund is engaged in leverage of 36.35% of Managed Assets. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

The purpose of the table and the example above is to help investors understand the fees and expenses that they, as Common Shareholders, would bear directly or indirectly. For additional information with respect to the Fund’s expenses, see “Management of the Fund” on page 34 of the accompanying Prospectus.

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s Common Shares are listed on the NYSE under the symbol “OPP.” The Fund’s Common Shares commenced trading on the NYSE in September 2016.

The Fund’s Common Shares have traded both at a premium and a discount to NAV, but historically have traded at a discount. The Fund cannot predict whether the Common Shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of Common Shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock (calculated within 48 hours of pricing). The Fund’s issuance of Common Shares may have an adverse effect on prices in the secondary market for the Fund’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the Fund’s Common Shares. Shares of common stock of closed-end investment companies frequently trade at a discount from NAV.

The following table shows, for each fiscal quarter since the quarter ended June 30, 2019: (i) high and low NAVs per Common Share, (ii) the high and low sale prices per Common Share, as reported as of the close of trading on the NYSE in the consolidated transaction reporting system, and (iii) the percentage by which the Common Shares traded at a premium over, or discount from, the high and low NAVs per Common Share (using the closing market price of each trading date compared to that day’s NAV per Common Share). The Fund’s NAV per Common Share is determined on a daily basis. See “Net Asset Value” on page 37 of the accompanying Prospectus for information as to the determination of the Fund’s NAV.

	MARKET PRICE(1)		NET ASSET VALUE (2)		PREMIUM/(DISCOUNT) TO NET ASSET VALUE(3)
Quarter Ended	High	Low	High	Low	High	Low
June 30, 2019	$17.32	$16.40	$18.13	$17.76	-4.15%	-8.64%
September 30, 2019	$17.78	$17.06	$18.15	$17.66	-0.39%	-5.22%
December 31, 2019	$17.80	$16.03	$17.93	$17.16	0.00%	-6.91%
March 31, 2020	$17.05	$10.88	$17.50	$13.02	-2.14%	-22.84%
June 30, 2020	$14.49	$12.18	$14.97	$13.60	-2.69%	-11.35%
September 30, 2020	$14.59	$13.67	$15.17	$14.78	-2.81%	-8.87%
December 31, 2020	$14.75	$13.39	$15.35	$14.78	-3.91%	-9.63%
March 31, 2021	$15.22	$14.24	$15.33	$15.24	-0.72%	-6.56%
June 30, 2021	$15.95	$14.86	$15.40	$15.22	3.57%	-2.37%
September 30, 2021	$16.32	$14.55	$15.24	$14.81	7.09%	-1.76%
December 31, 2021	$15.58	$14.04	$14.77	$14.19	5.48%	-1.06%
March 31, 2022	$14.77	$12.20	$14.10	$12.80	4.75%	-4.69%
June 30, 2022	$12.97	$9.71	$12.90	$11.31	0.54%	-14.15%
September 30, 2022	$12.01	$9.20	$11.35	$10.14	5.81%	-9.27%
December 31, 2022	$9.77	$8.54	$10.27	$9.80	-4.87%	-12.86%
March 31, 2023	$9.24	$8.23	$10.18	$9.80	-9.23%	-16.02%
June 30, 2023	$8.58	$8.08	$9.86	$9.64	-12.98%	-16.23%
September 30, 2023	$8.75	$7.80	$9.55	$9.14	-8.38%	-14.66%
December 31, 2023	$8.44	$7.31	$9.51	$8.87	-11.25%	-17.59%
March 31, 2024	$8.65	$8.12	$9.59	$9.45	-9.80%	-14.07%
June 30, 2024	$8.77	$8.13	$9.50	$9.29	-7.68%	-12.49%
September 30, 2024	$9.28	$8.62	$9.72	$9.44	-4.53%	-8.69%
December 31, 2024	$9.12	$8.20	$9.51	$9.13	-4.10%	-10.19%
March 31, 2025	$8.77	$8.31	$9.23	$9.02	-4.98%	-7.87%

(1)	Based on the high and low closing market price for the respective quarter.

(2)	Based on the NAV calculated on the day of the high and low closing market prices, as applicable, as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time)

(3)	Calculated based on the information presented.

As of April 28, 2025, the NAV per Common Share was $8.97, trading prices ranged between $8.19 and $8.31 (representing a discount to NAV of 8.70% and 7.36%, respectively) and the closing price per Common Share was $8.23 (representing a discount to NAV of 8.25%).

Outstanding Securities

The following table provides information about the Fund’s outstanding securities as of April 28, 2025:

(1)	(2)	(3)	(4)
		Amount Held by Fund or for	Amount Outstanding Exclusive of Amount Shown under (3) as of
Title of Class	Amount Authorized	its account	April 28, 2025
Common Stock	45,070,000	None	23,809,606
Series A Preferred Stock	2,530,000	None	2,400,000
Series B Preferred Stock	2,400,000	None	2,400,000
Series C Preferred Stock	5,743,500	None	419,206

USE OF PROCEEDS

Unless otherwise specified in this Prospectus Supplement, the Adviser anticipates that investment of the proceeds will be made in accordance with the Fund’s investment objective and policies, or for other general corporate purposes. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares in accordance with its investment objective and policies within three months after the completion of such offering. Pending such investment, the proceeds will be invested in cash, cash equivalents, short-term debt securities or U.S. government securities. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

PLAN OF DISTRIBUTION

The Fund has entered into the Distribution Agreement with ALPS Distributors, Inc., pursuant to which the Fund may offer and sell up to 10,000,000 Common Shares from time to time through the Distributor in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. The minimum price on any day at which Common Shares may be sold will not be less than the Minimum Price, which will be equal to the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into the Sub-Placement Agent Agreement with UBS Securities LLC relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares.

The Distributor (or the Sub-Placement Agent) will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to the Distributor in connection with the sales.

The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus.

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.

In connection with the sale of Common Shares on behalf of the Fund, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distributor may be deemed to be underwriting commissions or discounts.

The Fund has agreed to indemnify the Distributor against certain civil liabilities, including liabilities under the Securities Act. The Distributor has agreed to indemnify the Sub-Placement Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Distribution Agreement or (2) the termination of the Distribution Agreement. The Distribution Agreement may be terminated at any time, without the payment of any penalty, by the Fund or by the Distributor, on sixty days’ written notice to the other party.

The Common Shares may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the Common Shares.

The Sub-Placement Agent, its affiliates or their respective employees hold or may hold in the future, directly or indirectly, investment interests in the Fund. The interests held by the Sub-Placement Agent, its affiliates or their respective employees are not attributable to, and no investment discretion is held by, the Sub-Placement Agent, its affiliates or their respective affiliates.

The principal business address of ALPS Distributors, Inc. is 1290 Broadway, Suite 1000, Denver, Colorado 80203. The principal business address of UBS Securities LLC is 1285 Avenue of the America, New York, New York 10019.

LEGAL MATTERS

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Faegre Drinker Biddle & Reath LLP. Faegre Drinker Biddle & Reath LLP may rely as to certain matters of Maryland law on the opinion of Shapiro Sher Guinot & Sandler, P.A.

INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus constitutes part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated April 9, 2025, filed with the SEC on March 21, 2025 (“SAI”), as supplemented;

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended June 30, 2024, filed with the SEC on September 6, 2024 (“Annual Report”);

●	the Fund’s Semi-Annual Report on Form N-CSRS for the period ended December 31, 2024, filed with the SEC on March 7, 2025;

●	the Fund’s definitive proxy statement on Schedule 14A for our 2024 annual meeting of shareholders, filed with the SEC on August 21, 2024 (“Proxy Statement”); and

●	the Fund’s description of common shares contained in our Registration Statement on Form 8-A (File No. 001-38684) filed with the SEC on October 3, 2018.

ADDITIONAL INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act and in accordance therewith files reports and other information with the SEC. The SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus Supplement and accompanying Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus Supplement and accompanying Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

BASE PROSPECTUS

$300,000,000

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

Common Stock
Preferred Stock
Subscription Rights for Common Stock
Subscription Rights for Preferred Stock
Subscription Rights for Common and Preferred Stock

The Fund. RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”) is a diversified, closed-end management investment company.

Investment Objective. The Fund’s investment objective is current income and overall total return. There is no assurance that the Fund will achieve its investment objective.

Principal Investment Strategies. The Fund seeks to achieve its investment objective by allocating its Managed Assets (as defined below) among the three principal investment strategies described below:

Tactical Closed-End Fund Income Strategy: This strategy seeks to (i) generate returns through investments in closed-end funds, special purpose acquisition companies, exchange-traded funds and business development companies (collectively, the “Underlying Funds”) that invest primarily in income-producing securities, and (ii) derive value from the discount and premium spreads associated with closed-end funds.

Opportunistic Income Strategy: This strategy seeks to generate attractive risk-adjusted returns through investments in fixed income instruments and other investments, including agency and non-agency residential mortgage-backed and other asset-backed securities, corporate bonds, municipal bonds, and real estate investment trusts. At least 50% of the Managed Assets allocated to this strategy is invested in mortgage-backed securities.

Alternative Credit Strategy: This strategy seeks to achieve a high level of income by investing in alternative credit instruments. The Fund's alternative credit investments may be made through a combination of: (i) investing in loans to small and mid-sized companies (“SMEs”); (ii) investing in notes or other pass-through obligations issued by an alternative credit platform (or an affiliate) representing the right to receive the principal and interest payments on an alternative credit investment (or fractional portions thereof) originated through the platform (“Pass-Through Notes”); (iii) purchasing asset-backed securities representing ownership in a pool of alternative credit (iv) investing in private investment funds that purchase Alternative Credit; (v) acquiring an equity interest in an alternative credit platform (or an affiliate); and (vi) providing loans, credit lines or other extensions of credit to an alternative credit platform (or an affiliate). The Fund may invest in income-producing securities of any maturity and credit quality, including unrated or below investment grade.

The Fund may offer, from time to time, up to $300,000,000 aggregate initial offering price of (i) shares of its common stock, $0.0001 par value per share (“Common Shares”), (ii) shares of its preferred stock (“Preferred Shares”), and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and, together with the Common Shares and Preferred Shares, “Securities”), in one or more offerings in amounts, at prices and on terms set forth in a supplement to this Prospectus. See “Description of the Fund's Securities” beginning on page 39. See also “Risks—Risks Associated with Additional Offerings” and “Risks—Leverage Risks.”

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the particular offering will identify any agents or underwriters involved in the sale of the Fund’s Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among the underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters, including the terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such rights offering, including whether the Preferred Shares issuable upon the exercise of such rights are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement. For more information about the manner in which the Fund may offer shares of its common stock, see “Plan of Distribution.”

i

The currently outstanding shares of the Fund’s common stock are, and the shares of the Fund’s common stock offered in this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “OPP”. The net asset value ("NAV") of the Fund's common shares on March 11, 2025 was $9.23 per share, and the last sale price of the Fund's common shares on the NYSE on such date was $8.77. In addition, as of March 11, 2025, the Fund had 2,400,000 shares of 4.375% Series A Cumulative Preferred Stock ("Series A Preferred Stock"), 2,400,000 shares of 4.75% Series B Cumulative Preferred Stock ("Series B Preferred Stock") and 419,206 shares of 6.00%, 3-Year Term, Series C Term Preferred Stock ("Series C Preferred Stock") outstanding. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are listed on the NYSE under the ticker symbols "OPPRA", "OPPRB" and "OPPRC", respectively.

Shares of common stock of closed-end funds, like the Fund, frequently trade at discounts to their net asset values. If the shares of the Fund’s common stock trade at a discount to NAV, the risk of loss may increase for purchasers in an offering under this prospectus, especially for those investors who expect to sell their shares in a relatively short period after purchasing shares in such an offering. See “Risks—Market Discount.” Following a Rights offering, a shareholder may experience dilution in NAV per share of stock if the subscription price per share is below the NAV per share on the expiration date.

The applicable prospectus supplement will set forth whether or not the Preferred Shares offered in this Prospectus will be listed or traded on any securities exchange. If the Fund’s Preferred Shares are not listed on a securities exchange, there may be no active secondary trading market for such shares and an investment in such shares may be illiquid.

Investment Adviser and Subadviser. The Fund’s investment adviser is RiverNorth Capital Management, LLC and the Fund’s subadviser is DoubleLine® Capital LP. See “Management of the Fund.”

Leverage. The Fund may borrow money and/or issue preferred stock, notes or debt securities for investment purposes. The Fund currently anticipates that it could also obtain leverage through the use of reverse repurchase agreements. Since the holders of common stock pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the Fund’s common stock than if leverage is not used. See “Risks—Leverage Risks.”

The Prospectus sets forth concisely the information about the Fund and the Securities that a prospective investor ought to know before investing in the Fund. You should read this Prospectus and the related prospectus supplement, which contain important information about the Fund, before deciding whether to invest in the Fund’s Securities, and retain them for future reference. A Statement of Additional Information, dated April 9, 2025 (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the Prospectus, the SAI, annual and semi-annual reports to shareholders and other information about the Fund, or make shareholder inquiries, by calling (855) 862-6092, by writing to the Fund at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401, or by visiting the Fund’s and the Adviser’s website at rivernorth.com (information included on the website does not form a part of this Prospectus), or from the SEC’s website at sec.gov.

Investing in the Fund involves certain risks. See “Risks” beginning on page 34 of this Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ii

The Fund’s Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Prospectus dated April 9, 2025

iii

You should rely only on the information contained or incorporated by reference in this Prospectus and any related prospectus supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this Prospectus and any related prospectus supplement is accurate as of any date other than the respective dates on the front covers. The Fund’s business, financial condition and results of operations may have changed since that date.

iv

Prospectus Summary

This is only a summary of information contained elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s securities offered by this Prospectus. You should review the more detailed information contained in this Prospectus, any related prospectus supplement and the Statement of Additional Information (“SAI”), including the documents incorporated by reference. In particular, you should carefully read the section entitled “Risks” in this Prospectus.

The Fund

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc. (the “Fund”) is a Maryland corporation registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Fund commenced operations and completed its initial public offering of common stock in September 2016, raising approximately $215 million in equity after payment of offering expenses (and including the exercise of the overallotment option). In December 2019, the Fund issued 2,371,081 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In October 2020, the Fund issued 472,995 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In October 2020, the Fund also issued 2,200,000 shares of 4.375% Series A Cumulative Preferred Stock (“Series A Preferred Stock”), and an additional 200,000 shares pursuant to an overallotment option, for a total of 2,400,000 shares, in a public offering. In October 2021, the Fund also issued 2,926,441 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In November 2021, the Fund issued a total of 2,400,000 shares of 4.75% Series B Cumulative Preferred Stock (“Series B Preferred Stock”) in a public offering. In September 2022, the Fund also issued 3,508,633 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In November 2024, the Fund issued 838,412 Common Shares and 419,206 shares of Series C Term Preferred Stock ("Series C Preferred Stock") as a result of its offering of transferable subscription rights to purchase Common Shares and Series C Preferred Stock.

As of March 11, 2025, the Fund had 23,809,606 shares of its common stock outstanding and net assets applicable to such common shares of $219,747,990. As of the same date, the Fund had 2,400,000 shares of Series A Preferred Stock, 2,400,000 Shares of Series B Preferred Stock and 419,206 shares of Series C Preferred Stock outstanding. The shares of the Fund’s common stock offered by this Prospectus are called “Common Shares” and the holders of Common Shares are called “Common Shareholders.” As used hereinafter in this Prospectus, unless the context requires otherwise, “common shares” refers to the shares of the Fund’s common stock currently outstanding as well as those Common Shares offered by this Prospectus and the holders of common shares are called “common shareholders.” As used hereinafter in this Prospectus, unless the context otherwise requires, “preferred shares” or “Preferred Shares” refers to the shares of the Fund’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock outstanding or any future issuance of Preferred Shares, and the holders of preferred shares are called “preferred shareholders.” An investment in the Fund may not be appropriate for all investors.

Investment Adviser and Subadviser	The Fund’s investment adviser is RiverNorth Capital Management, LLC (the “Adviser”) and the Fund’s subadviser is DoubleLine® Capital LP (the “Subadviser”). The Adviser is responsible for the day-to-day management of the Fund’s Managed Assets (as defined below) allocated to the Tactical Closed-End Fund Income Strategy and Alternative Credit Strategy (as described below). The Subadviser is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Opportunistic Income Strategy (as described below). Subject to the ranges noted below, the Adviser determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations. See “Management of the Fund.”

The Offering	The Fund may offer, from time to time, up to $300,000,000 aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and, together with the Common Shares and the Preferred Shares, “Securities) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus. See “Description of the Fund’s Securities.” See also “Risks—Risks Associated with Additional Offerings” and “Risks—Leverage Risks.”

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of the Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters, including the terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such rights offering, including whether the Preferred Shares issuable upon the exercise of such right are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement describing the method and terms of the offering of the Securities. See “Plan of Distribution.”

Offerings of Common Shares will be subject to the provisions of the 1940 Act, which generally require that the public offering price of common shares of a closed-end investment company (exclusive of distribution commissions and discounts) must equal or exceed the net asset value (“NAV”) per share of the company’s common stock (calculated within 48 hours of pricing), absent shareholder approval or under certain other circumstances. The Fund may, however, issue Common Shares pursuant to exercises of Rights at prices below NAV.

Investment Objective	The Fund’s investment objective is current income and overall total return. There is no assurance that the Fund will achieve its investment objective.

Principal Investment Strategies and Policies

The Fund seeks to achieve its investment objective by allocating its Managed Assets among the three principal strategies described below. The Adviser determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations. See “Risks—Asset Allocation Risk.”

Tactical Closed-End Fund Income Strategy. This strategy seeks to (i) generate returns through investments in closed-end funds (“CEFs”), special purpose acquisition companies (“SPACs”), exchange-traded funds (“ETFs”) and business development companies (“BDCs,” and, together with the Fund’s investments in CEFs, SPACs and ETFs, the “Underlying Funds”) that invest primarily in income-producing securities, and (ii) derive value from the discount and premium spreads associated with CEFs. See “Risks—Tactical Closed-End Fund Income Strategy.” All Underlying Funds in which the Fund invests are registered under the Securities Act of 1933, as amended (the “Securities Act”).

Under normal market conditions: (i) no more than 20% of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy is invested in “equity” Underlying Funds; (ii) no more than 60% of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy is invested in below investment grade (also known as “high yield” and “junk”) and “senior loan” Underlying Funds; and (iii) no more than 25% of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy is invested in “emerging market income” Underlying Funds. The Fund will also limit its investments in CEFs (including BDCs) that have been in operation for less than one year to no more than 10% of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy. The Fund will not invest in inverse ETFs or leveraged ETFs. The types of Underlying Funds referenced in this paragraph are categorized in accordance with the fund categories established and maintained by Morningstar, Inc. The investment parameters stated above (and elsewhere in this Prospectus) apply only at the time of purchase. The Fund’s shareholders indirectly bear the expenses, including the management fees, of the Underlying Funds. See “Risks—Underlying Fund Risks.”

The Underlying Funds in which the Adviser seeks to invest will generally focus on a broad range of fixed income securities or sectors, including Underlying Funds that invest in the following securities or sectors: convertible securities, preferred stocks, high yield securities, exchange-traded notes, structured notes, dividend strategies, covered call option strategies, real estate-related investments, energy, utility and other income-oriented strategies. In addition, the Fund may invest directly in debt securities issued by certain credit-oriented, unlisted Underlying Funds, including BDCs, identified by the Adviser in its due diligence process (“Private Debt”). The Adviser believes investments in Private Debt can provide the Fund with the opportunity to obtain more favorable terms than similar publicly traded debt investments with similar risk profiles. See “Risks—Private Debt Risk.”

The Fund may invest in Underlying Funds that invest in securities that are rated below investment grade, including those receiving the lowest ratings from S&P Global (“S&P”), Fitch Ratings, a part of the Fitch Group (“Fitch”), or Moody’s Investor Services, Inc. (“Moody’s”), or comparably rated by another nationally recognized statistical rating organization (“NRSRO”) or, if unrated, determined by the Adviser or Subadviser (as defined below) to be of comparable credit quality, which indicates that the security is in default or has little prospect for full recovery of principal or interest. See “Risks—Defaulted and Distressed Securities Risk.” Below investment grade securities are commonly referred to as “junk” and “high yield” securities. Below investment grade securities are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower rated below investment grade securities are considered more vulnerable to nonpayment than other below investment grade securities and their issuers are more dependent on favorable business, financial and economic conditions to meet their financial commitments. The lowest rated below investment grade securities are typically already in default. See “Risks—Credit and Below Investment Grade Securities Risk.”

The Underlying Funds in which the Fund invests will not include those that are advised or subadvised by the Adviser, the Subadviser or their affiliates.

Under normal circumstances, the Fund intends to maintain long positions in Underlying Funds; however, the Fund may at times establish hedging positions. Hedging positions may include short sales and derivatives, such as options, futures and swaps (“Hedging Positions”). Under normal market conditions, no more than 30% of the Fund’s Managed Assets is in Hedging Positions (as determined based on the market value of such Hedging Positions). See “Risks—Derivatives Risks” and “Risks—Options and Futures Risks.”

A short sale is a transaction in which the Fund sells a security that it does not own in anticipation of a decline in the market price of the security. The Fund will not engage in any short sales of securities issued by CEFs and BDCs. To complete the short sale, the Fund must arrange through a broker to borrow the security in order to deliver it to the buyer. The Fund is obligated to replace the borrowed security by purchasing it at a market price at or prior to the time it must be returned to the lender. The price at which the Fund is required to replace the borrowed security may be more or less than the price at which the security was sold by the Fund. The Fund will incur a loss if the price of the security sold short increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the price of the security declines between those dates. See “Investment Objective, Strategies and Policies—Principal Investment Strategies—Tactical Closed-End Fund Income Strategy” and “Risks—Short Sale Risks.”

Under the Tactical Closed-End Fund Income Strategy, the Fund also may attempt to enhance the return on the cash portion of its portfolio by investing in total return swap agreements. A total return swap agreement provides the Fund with a return based on the performance of an underlying asset, in exchange for fee payments to a counterparty based on a specific rate. The difference in the value of these income streams is recorded daily by the Fund, and is typically settled in cash at least monthly. If the underlying asset declines in value over the term of the swap, the Fund would be required to pay the dollar value of that decline plus any applicable fees to the counterparty. The Fund may use its own net asset value or any other reference asset that the Adviser chooses as the underlying asset in a total return swap. The Fund will limit the notional amount of all total return swaps in the aggregate to 15% of the Fund’s Managed Assets. Using the Fund’s own net asset value as the underlying asset in the total return swap serves to reduce cash drag (the impact of cash on the Fund’s overall return) by replacing it with the impact of market exposure based upon the Fund’s own investment holdings. This type of total return swap would provide the Fund with a return based on its net asset value. Like any total return swap, the Fund would be subject to counterparty risk and the risk that its own net asset value declines in value. See “Investment Objective, Strategies and Policies—Principal Investment Strategies—Tactical Closed-End Fund Income Strategy“ and “Risks—Swap Risks.”

The Fund anticipates that its SPAC investments will be primarily composed of: (i) units issued by SPACs comprised of common stock and warrants to purchase common stock; (ii) common stock issued by SPACs, including “founder” shares; and (iii) warrants to purchase common stock, including “founder” warrants. In addition, the Fund’s SPAC investments could also consist of debt instruments issued by SPACs; securities of other investment companies that primarily invest in SPACs; and securities of SPACs that have completed a business combination transaction with an operating company within the last two calendar years.

The Fund’s SPAC investments may be obtained (among other means) through initial public offerings (“IPOs”) of SPACs; secondary market transactions; private placements, including private investment in public equity (“PIPE”) transactions and investments in vehicles formed by SPAC sponsors to hold founder shares and founder warrants; and/or forward purchase agreements pursuant to which investors commit to purchasing a SPAC’s securities to the extent the SPAC requires additional funding at the time of a business combination. Through its investments in SPACs, the Fund will seek to (i) obtain attractive risk-adjusted investment returns, and (ii) derive value from buying and selling SPAC securities to take advantage of pricing discrepancies in the SPAC market (e.g., the difference between the price of a SPAC security and the pro rata value of the SPAC’s trust account).

The SPACs in which the Adviser may invest may focus on a broad range of industries and sectors and may generally pursue initial business combinations in any business, industry or geographic location, including outside of the United States. Certain SPACs may seek acquisitions only in limited industries or regions, which may increase the volatility of their securities’ prices.

Opportunistic Income Strategy. This strategy seeks to generate attractive risk-adjusted returns through investments in fixed income instruments and other investments, including agency and non-agency residential mortgage-backed and other asset-backed securities, corporate bonds, municipal bonds, and real estate investment trusts (“REITs”). At least 50% of the Managed Assets allocated to this strategy is invested in mortgage-backed securities. See “Risks—Fixed Income Securities Risks,” “Risks—Mortgage-Backed Securities Risk” and “Risks—Municipal Securities Risk.”

Under this strategy, the Fund may invest in securities of any credit quality, including, without limit, securities that are rated below investment grade, except that the Fund invests at least 20% of the Managed Assets allocated to this strategy in securities rated investment grade (or unrated securities judged by the Subadviser to be of comparable quality). In addition, the Subadviser does not currently expect that the Fund will invest more than 15% of the Managed Assets allocated to this strategy in corporate debt securities (excluding mortgage-backed securities) or sovereign debt instruments rated below B- by Moody’s and below B3 by S&P or Fitch (or unrated securities determined by the Subadviser to be of comparable quality). The Fund’s investments in below investment grade securities under this strategy may include securities receiving the lowest ratings from S&P (i.e., D-), Fitch (i.e., D-) or Moody’s (i.e., C3), or comparably rated by another NRSRO or, if unrated, determined by the Adviser or Subadviser to be of comparable credit quality, which indicates that the security is in default or has little prospect for full recovery of principal or interest. See “Risks—Defaulted and Distressed Securities Risk.” Below investment grade securities are commonly referred to as “junk” and “high yield” securities. Below investment grade securities are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. Lower rated below investment grade securities are considered more vulnerable to nonpayment than other below investment grade securities and their issuers are more dependent on favorable business, financial and economic conditions to meet their financial commitments. The lowest rated below investment grade securities are typically already in default. See “Risks—Credit and Below Investment Grade Securities Risk.”

The Fund invests no more than 20% of its Managed Assets allocated to the Opportunistic Income Strategy in non-U.S. investments, including emerging market investments. See “Risks—Emerging Markets Risks.”

Investments under the Opportunistic Income Strategy may include substantial investments in mortgage-backed securities, including agency and non-agency residential mortgage-backed securities (“RMBS”). These RMBS investments have undergone extreme volatility over the past several years, driven primarily by high default rates and the securities being downgraded to “junk” status. See “Risks—Mortgage-Backed Securities Risks.”

Investments under the Opportunistic Income Strategy may include mortgage- or asset-backed securities of any kind, including, by way of example, mortgage- or asset-related securities not subject to the credit support of the U.S. government or any agency or instrumentality of the U.S. government, including obligations backed or supported by sub-prime mortgages, which are subject to certain special risks. See “Risks—Mortgage-Backed Securities Risks.”

Mortgage- or asset-backed securities may include, among other things, securities issued or guaranteed by the United States Government, its agencies, or its instrumentalities or sponsored corporations, or securities of domestic or foreign private issuers. Mortgage- or asset-backed securities may be issued or guaranteed by banks or other financial institutions, special-purpose vehicles established for such purpose, or private issuers, or by government agencies or instrumentalities. Privately issued mortgage-backed securities include any mortgage-backed security other than those issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities. Mortgage-backed securities may include, without limitation, interests in pools of residential mortgages or commercial mortgages, and may relate to domestic or non-U.S. mortgages. Mortgage-backed securities include, but are not limited to, securities representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages, including Real Estate Mortgage Investment Conduits (“REMICs”), which could include resecuritizations of REMICs, mortgage pass-through securities, inverse floaters, collateralized mortgage obligations, collateralized loan obligations, collateralized debt obligations, multiclass pass-through securities, private mortgage pass-through securities, stripped mortgage securities (generally interest-only and principal-only securities), and securitizations of various receivables, including, for example, credit card and automobile finance receivables. Certain mortgage-backed securities in which the Fund may invest may represent an inverse interest-only class of security for which the holders are entitled to receive no payments of principal and are entitled only to receive interest at a rate that will vary inversely with a specified index or reference rate, or a multiple thereof.

The Fund may purchase other types of debt securities and other income-producing investments of any kind, including, by way of example, U.S. government securities; debt securities issued by domestic or foreign corporations; obligations of foreign sovereigns or their agencies or instrumentalities; equity, mortgage, or hybrid REIT securities; bank loans (including, among others, participations, assignments, senior loans, delayed funding loans and revolving credit facilities); municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises. See “Investment Objective, Strategies and Policies—Principal Investment Strategies—Opportunistic Income Strategy.”

Alternative Credit Strategy. This strategy may invest in a combination of: (i) investing in loans to small- and mid-sized companies (“SMEs”); (ii) investing in notes or other pass-through obligations issued by an alternative credit platform (or an affiliate) representing the right to receive the principal and interest payments on an Alternative Credit investment (or fractional portions thereof) originated through the platform (“Pass-Through Notes”); (iii) purchasing asset-backed securities representing ownership in a pool of Alternative Credit; (iv) investing in private investment funds that purchase Alternative Credit; (v) acquiring an equity interest in an alternative credit platform (or an affiliate); and (vi) providing loans, credit lines or other extensions of credit to an alternative credit platform (or an affiliate) (the foregoing listed investments are collectively referred to herein as the “Alternative Credit Instruments” or “Alternative Credit”). The purchase of whole loans through an Alternative Credit platform involves the purchase of “securities” under the Securities Act issued by the originating platforms, and accordingly, the purchase of whole loans by the Fund involves the purchase of securities.

The Alternative Credit in which the Fund typically invests are newly issued and/or current as to interest and principal payments at the time of investment. Unless the context suggests otherwise, all references to loans generally refer to Alternative Credit. Alternative Credit Instruments are generally not rated by the nationally recognized statistical rating organizations (“NRSROs”). The Alternative Credit Instruments in which the Fund may invest may have varying degrees of credit risk. There can be no assurance that payments due on underlying Alternative Credit investments will be made. At any given time, the Fund’s portfolio may be substantially illiquid and subject to increased credit and default risk. If a borrower is unable to make its payments on a loan, the Fund may be greatly limited in its ability to recover any outstanding principal and interest under such loan. A secondary market for the loans does not currently exist, and no market for the loans may develop in the future.

While, under normal circumstances, the Adviser does not provide instructions to the platforms as to any individual criterion used to determine platform-specific grades prior to purchasing Alternative Credit (except as noted below), the Adviser does retain the flexibility to provide more specific instructions (e.g., term; interest rate; geographic location of borrower) if the Adviser believes that investment circumstances dictate any such further instructions. Specifically, the Adviser instructs platforms that the Fund will not purchase any Alternative Credit that are of “subprime quality” (as determined at the time of investment). Although there is no specific legal or market definition of subprime quality, it is generally understood in the industry to signify that there is a material likelihood that the loan will not be repaid in full. The Fund considers an SME loan to be of “subprime quality” if the likelihood of repayment on such loan is determined by the Adviser based on its due diligence and the credit underwriting policies of the originating platform to be similar to that of consumer loans that are of subprime quality. The Fund does not currently have any intention to invest in Alternative Credit originated from lending platforms based outside the United States or made to non-U.S. borrowers. In determining whether an SME loan is of subprime quality, the Adviser generally looks to a number of borrower-specific factors, which will include the payment history of the borrower and, as available, financial statements, tax returns and sales data. The Adviser will not invest the Fund’s assets in loans originated by platforms for which the Adviser cannot evaluate to its satisfaction the completeness and accuracy of the individual Alternative Credit investment data provided by such platform relevant to determining the existence and valuation of such Alternative Credit investment and utilized in the accounting of the loans (i.e., in order to select a platform, the Adviser must assess that it believes all relevant loan data for all loans purchased from the platform is included and correct).

“Managed Assets” means the total assets of the Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding).

In addition to the foregoing principal investment strategies of the Fund, the Adviser also may allocate the Fund’s Managed Assets among cash and short-term investments. See “Investment Policies and Techniques—Temporary Investments and Defensive Position” in the SAI. There are no limits on the Fund’s portfolio turnover, and the Fund may buy and sell securities to take advantage of potential short-term trading opportunities without regard to length of time and when the Adviser or Subadviser believes investment considerations warrant such action. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to Common Shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

All percentage limitations described in this Prospectus are measured at the time of investment and may be exceeded on a going-forward basis as a result of credit rating downgrades or market value fluctuations of the Fund’s portfolio securities. Unless otherwise specified herein, the Fund may count its holdings in Underlying Funds towards various guideline tests so long as the earnings on the underlying holdings of such Underlying Funds are exempt from regular U.S. federal income taxes (but which may be includable in taxable income for purposes of the Federal alternative minimum tax).

Unless otherwise specified, the investment policies and limitations of the Fund are not considered to be fundamental by the Fund and can be changed without a vote of the common shareholders. The Fund’s investment objective and certain investment restrictions specifically identified as such in the SAI are considered fundamental and may not be changed without the approval of the holders of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, which includes common shares and Preferred Shares, if any, voting together as a single class, and the holders of the outstanding Preferred Shares, if any, voting as a single class. See “Investment Restrictions” in the SAI.

Investment Philosophy and Process

The Adviser allocates the Fund’s assets among the Tactical Closed-End Fund Income Strategy, the Opportunistic Income Strategy, and the Alternative Credit Strategy (as described above). The amount allocated to each of the principal strategies may change depending on the Adviser’s assessment of market risk, security valuations, market volatility, and the prospects for earning income and capital appreciation. See “Risks—Structural Risks—Multi-Manager Risk.”

Tactical Closed-End Fund Income Strategy. The Adviser considers a number of factors when selecting Underlying Funds, including fundamental and technical analysis to assess the relative risk and reward potential throughout the financial markets. The term “tactical” is used to indicate that the portion of the Fund’s Managed Assets allocated to this strategy invests in CEFs to take advantage of pricing discrepancies in the CEF market.

In selecting CEFs, the Adviser opportunistically utilizes a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with CEFs. The Adviser employs both a quantitative and qualitative approach in its selection of CEFs and has developed proprietary screening models and algorithms to trade CEFs by identifying pricing aberrations. The Adviser’s mean reversion investing looks to capitalize on changes within the pricing of a CEF and, based upon its research and analysis, a view that it will revert to historical pricing. The Adviser employs the following trading strategies, among others:

Statistical Analysis (Mean Reversion)

● Using proprietary quantitative models, the Adviser seeks to identify CEFs that are trading at compelling absolute and/or relative discounts.

● The Adviser attempts to capitalize on the perceived mispricing if the Adviser believes that the discount widening is irrational and expects the discount to narrow to longer-term mean valuations.

Corporate Actions

● The Adviser pursues investments in CEFs that have announced, or the Adviser believes are likely to announce, certain corporate actions that may drive value for their shareholders.

● The Adviser has developed trading strategies that focus on CEF tender offers, rights offerings, shareholder distributions, open-endings and liquidations.

Shareholder Activism

● In assessing the attractiveness of an investment in a CEF, the Adviser assesses a CEF’s susceptibility to dissident or activist activity and analyzes the composition of the fund’s shareholder register. The Fund, in seeking to achieve its investment objective, will not take activist positions in the Underlying Funds.

In employing its trading strategies, the Adviser conducts an extensive amount of due diligence on various fund sponsors, investment managers and funds, including actively monitoring regulatory filings, analyzing a fund’s registration statements, financial statements and organizational documents, as well as conducting proprietary research, such as speaking with fund sponsors, underwriters, sell-side brokers and investors.

See “Investment Philosophy and Process—Tactical Closed-End Fund Income Strategy.”

Opportunistic Income Strategy. The term “opportunistic” is used to indicate that the portion of this strategy’s Managed Assets devoted to any particular asset class will vary depending on the Subadviser’s view of what investments offer potentially attractive risk-adjusted returns under then-existing market conditions.

With respect to its investments in mortgage-backed securities, the Subadviser utilizes a unique investment process that first examines the macroeconomic status of the mortgage-backed sector. This analysis includes reviewing information regarding interest rates, yield curves and spreads, credit analysis of the issuers and a general analysis of the markets generally. From this detailed analysis, along with assessment of other economic data including market trends, unemployment data and pending legislation, the Subadviser identifies subsectors within the mortgage sector that the Subadviser believes offer the highest potential for return. The Subadviser then applies a qualitative analysis that evaluates market trends and portfolio analytics, including looking at factors such as duration, level of delinquencies, default history and recovery rates. Finally, the Subadviser performs a quantitative analysis of the potential investment, essentially performing a stress test of the potential investment’s underlying portfolio of mortgages. Only when a potential investment has passed the Subadviser’s screening will it be added to the strategy’s portfolio.

The Subadviser allocates the Opportunistic Income Strategy assets among market sectors, and among investments within those sectors, in an attempt to construct a portfolio providing a high level of current income and the potential for capital appreciation consistent with what the Subadviser considers an appropriate level of risk in light of market conditions prevailing at the time. Implementation of portfolio asset allocation decisions is made by the Subadviser’s portfolio managers after consultation with the Subadviser’s Fixed Income Asset Allocation Committee, a committee consisting of portfolio managers, traders and analysts which contributes to fixed-income asset allocation decisions made on behalf of the Fund by the Subadviser. The Subadviser will select investments over time to implement its long-term strategic investment view. It also will buy and sell securities opportunistically in response to short-term market, economic, political, or other developments or otherwise as opportunities may present themselves. In selecting individual securities for investment by the Fund, the Subadviser uses a bottom-up security selection process, reflecting in-depth research and analysis. The Subadviser will manage the Opportunistic Income Strategy of the Fund under an integrated risk management framework overseen by the Fund’s portfolio management team and Subadviser’s risk management committee.

Portfolio securities in the Opportunistic Income Strategy may be sold at any time. Sales may occur when the Subadviser determines to take advantage of a better investment opportunity, because the Subadviser believes the portfolio securities no longer represent relatively attractive investment opportunities, because the Subadviser perceives a deterioration in the credit fundamentals of the issuer, or because the Subadviser believes it would be appropriate for other investment reasons, such as to adjust the duration or other characteristics of the investment portfolio.

Alternative Credit Strategy. The Adviser believes that the recent and continuing growth of the online and mobile alternative credit industry has created a relatively untapped and attractive investment opportunity, with the potential for large returns. The Adviser seeks to capitalize on this opportunity by participating in the evolution of this industry, which has served as an alternative to, and has begun to take market share from, the more traditional lending operations of large commercial banks. The ability of borrowers to obtain loans through alternative credit with interest rates that may be lower than those otherwise available to them (or to obtain loans that would otherwise be unavailable to them) has contributed to the significant rise of the use of Alternative Credit. At the same time, alternative credit has also enabled investors to purchase or invest in loans with interest rates and credit characteristics that can offer attractive returns.

In selecting the Fund’s Alternative Credit investments, the Adviser employs a bottom-up approach to evaluate the expected returns of loans by loan segment (e.g., consumer, SME and student loans) and by platform origination (as discussed below), as well as a top-down approach to seek to identify investment opportunities across the various segments of the alternative credit industry. In doing so, the Adviser conducts an analysis of each segment’s anticipated returns relative to its associated risks, which takes into consideration for each segment duration, scheduled amortization, seniority of the claim of the loan, prepayment terms and prepayment expectations, current coupons and trends in coupon pricing, origination fees, servicing fees and anticipated losses based on historical performance of similar credit instruments. The Adviser then seeks to allocate Fund assets to the segments identified as being the most attractive on a risk-adjusted return basis.

Within each segment, the Adviser conducts a platform-specific analysis, as opposed to a loan-specific analysis, and, as such, the Adviser’s investment process does not result in a review of each individual Alternative Credit investment to which the Fund has investment exposure. Instead, the Adviser generally seeks loans that have originated from platforms that have met the Adviser’s minimum requirements related to, among other things, loan default history and overall borrower credit quality. In this regard, the Adviser engages in a thorough and ongoing due diligence process of each platform to assess, among other things, the viability of the platform to sustain its business for the foreseeable future; whether the platform has the appropriate expertise, ability and operational systems to conduct its business; the financial condition and outlook of the platform; and the platform’s ability to manage regulatory, business and operational risk. In addition, the Adviser’s due diligence efforts include reviews of the servicing and underwriting functions of a platform (as further described below) and/or funding bank (as applicable), the ability of a platform to attract borrowers and the volume of loan originations, and loan performance relative to model expectations, among other things. In conducting such due diligence, the Adviser has access to, and reviews, the platform’s credit models as well. Moreover, the Adviser visits each platform from time to time for on-site reviews of the platform, including discussions with each of the significant business units within the platform (e.g., credit underwriting, customer acquisition and marketing, information technology, communications, servicing and operations).

As part of the foregoing due diligence efforts, the Adviser monitors on an ongoing basis the underwriting quality of each platform through which it invests in Alternative Credit, including (i) an analysis of the historical and ongoing “loan tapes” that includes loan underwriting data and actual payment experience for all individual loans originated by the platform since inception that are comparable to the loans purchased, or to be purchased, by the Fund, (ii) reviews of the credit model used in the platform’s underwriting processes, including with respect to the assignment of credit grades by the platform to its Alternative Credit and the reconciliation of the underlying data used in the model, (iii) an assessment of any issues identified in the underwriting of the Alternative Credit and the resulting remediation efforts of the platform to address such issues, and (iv) a validation process to confirm that loans purchased by the Fund conform with the terms and conditions of any applicable purchase agreement entered into with the platform.

Although the Adviser does not review each individual Alternative Credit investment prior to investment, it is able to impose minimum quantitative and qualitative criteria on the loans in which it will invest by limiting the Fund’s loans to the loan segments and platforms selected by the Adviser, as noted above. In effect, the Adviser adopts the minimum investment criteria inherent in a loan segment or imposed by a platform that it has identified as having the appropriate characteristics for investment. Furthermore, each platform assigns the Alternative Credit it originates a platform-specific credit grade reflecting the potential risk-adjusted return of the loan, which may be based on various factors such as: (i) the term, interest rate and other characteristics of the loans; (ii) the location of the borrowers; (iii) if applicable, the purpose of the loans within the platform (e.g., consumer, SME or student loans); and (iv) the credit and risk profile of the borrowers, including, without limitation (to the extent applicable based on the type of loan), the borrower’s annual income, debt-to-income ratio, credit score (e.g., FICO score), delinquency rate and liens. In purchasing Alternative Credit from a platform, the Fund provides the applicable platform with instructions as to which platform credit grades are eligible for purchase (or, conversely, which platform credit grades are ineligible for Fund purchase). The Adviser performs an ongoing analysis of each of the criteria within a platform’s credit grades to determine historical and predicted prepayment, charge-off, delinquency and recovery rates acceptable to the Adviser. While, under normal circumstances, the Adviser does not provide instructions to the platforms as to any individual criterion used to determine platform-specific grades prior to purchasing Alternative Credit (except as noted below), the Adviser does retain the flexibility to provide more specific instructions (e.g., term; interest rate; geographic location of borrower) if the Adviser believes that investment circumstances dictate any such further instructions. Specifically, the Adviser instructs platforms that the Fund will not purchase any Alternative Credit that are of “subprime quality” (as determined at the time of investment). Although there is no specific legal or market definition of subprime quality, it is generally understood in the industry to signify that there is a material likelihood that the loan will not be repaid in full. The Fund considers an SME loan to be of “subprime quality” if the likelihood of repayment on such loan is determined by the Adviser based on its due diligence and the credit underwriting policies of the originating platform to be similar to that of consumer loans that are of subprime quality. In determining whether an SME loan is of subprime quality, the Adviser generally looks to a number of borrower-specific factors, which will include the payment history of the borrower and, as available, financial statements, tax returns and sales data.

The Adviser will not invest the Fund’s assets in loans originated by platforms for which the Adviser cannot evaluate to its satisfaction the completeness and accuracy of the individual Alternative Credit investment data provided by such platform relevant to determining the existence and valuation of such Alternative Credit investment and utilized in the accounting of the loans (i.e., in order to select a platform, the Adviser must assess that it believes all relevant loan data for all loans purchased from the platform is included and correct).

The Adviser significantly relies on borrower credit information provided by the platforms through which they make the Fund’s investments. The Adviser receives updates of such borrower credit information provided by independent third party service providers to the platforms and therefore is able to monitor the credit profile of its investments on an ongoing basis. See “Net Asset Value.”

The Adviser invests in Alternative Credit through the use of a web-based service that provides direct access to platforms and facilitates the loan acquisition process by retrieving for the Adviser data such as bidding and listing information. Given the increased reliance on the use of information technology in alternative credit, the Adviser conducts due diligence on the platforms through which it seeks its Alternative Credit investments, including a review of each platform’s information technology security, fraud protection capabilities and business continuity plan. The Adviser generally requires a platform to have, among other things, industry standard data backup protections, including off-site backup datacenters and state of the art data encryption, and appropriate cybersecurity measures. In addition, the Adviser has adopted various protections for itself, including a business continuity plan which provides procedures related to the recovery and restoration of its business, particularly with respect to any critical functions and systems of the Adviser, following an interruption in service or disaster.

Use of Leverage

The Fund may borrow money and/or issue Preferred Shares, notes or debt securities for investment purposes. These practices are known as leveraging. The Adviser determines whether or not to engage in leverage based on its assessment of conditions in the debt and credit markets.

On August 1, 2023, the Fund entered into a credit agreement with BNP Paribas (“BNP Credit Agreement”). The BNP Credit Agreement permits the Fund to borrow funds that are collateralized by assets held at BNP Paribas pursuant to the BNP Credit Agreement. Under the terms of the BNP Credit Agreement, the Fund may borrow up to $25,000,000 bearing an interest rate of the Overnight Bank Funding Rate plus a fixed rate determined by the securities pledged as collateral. Any unused portion of the BNP Credit Agreement is subject to a commitment fee of 0.50% of the unused portion of the facility until a utilization of 80% or greater is met.

The Fund did not utilize the BNP Credit Agreement during the year ended June 30, 2024. There was no balance outstanding on the BNP Credit Agreement as of December 31, 2024.

The Fund also currently utilizes leverage through its outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. As of March 11, 2025, the aggregate dollar amount (i.e., liquidation preference) of the Fund's outstanding Series A Preferred Stock was $60,000,000, which then represented approximately 17.33% of the Fund's total assets (including assets attributable to the Fund's leverage). As of March 11, 2025, the aggregate dollar amount (i.e., liquidation preference) of the Fund's outstanding Series B Preferred Stock was $60,000,000, which then represented approximately 17.33% of the Fund's total assets (including assets attributable to the Fund's leverage). As of March 11, 2025, the aggregate dollar amount (i.e., liquidation preference) of the Fund's outstanding Series C Preferred Stock was $4,192,060, which then represented approximately 1.21% of the Fund's total assets (including assets attributable to the Fund's leverage).

The Series A, Series B and Series C Preferred Stock rank senior in right of payment to the Common Shares and is subordinated in right of payment to borrowings under the BNP Credit Agreement. As of December 31, 2024, the Fund's leverage from borrowings and its issuance of Series A, Series B and Series C Preferred Stock was approximately 36.35% of its Managed Assets. See “Summary of Fund Expenses” and “Use of Leverage – Effects of Leverage.” The Fund currently anticipates that it could also obtain leverage through the use of reverse repurchase agreements.

Pursuant to the provisions of the 1940 Act, the Fund may borrow or issue notes or debt securities in an amount up to 33 1/3% of its total assets and may issue Preferred Shares in an amount up to 50% of its total assets (including the proceeds from leverage). The Underlying Funds that the Fund invests in may also use leverage.

Notwithstanding the limits discussed above, the Fund may enter into derivatives or other transactions (e.g., reverse repurchase agreements and total return swaps) that may provide leverage (other than through borrowings or the issuance of Preferred Shares), but which are not subject to the foregoing limitation if the Fund earmarks or segregates liquid assets (or enters into offsetting positions) in accordance with applicable Securities and Exchange Commission (“SEC”) regulations and interpretations to cover its obligations under those transactions and instruments. These transactions entail additional expenses (e.g., transaction costs) which are borne by the Fund.

The use of leverage by the Fund can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, returns will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, returns will be less than if leverage had not been used. The use of leverage magnifies gains and losses to common shareholders. Since the holders of common stock pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the common shares than if leverage is not used. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. See “Use of Leverage” and “Risks—Leverage Risks.”

The Fund also invests in reverse repurchase agreements, total return swaps and derivatives or other transactions with leverage embedded in them in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk, as required by Rule 18f-4 under the 1940 Act. These transactions entail additional expenses (e.g., transaction costs) which are borne by the Fund.

Dividends and Distributions

The Fund has implemented a level distribution policy (the “Level Distribution Policy.”) Under the Level Distribution Policy, the Fund intends to make monthly distributions to common shareholders at a constant and fixed (but not guaranteed) rate (which is annually reset) equal to 12.5% of the average of the Fund’s NAV per share as reported for the final five trading days of the preceding calendar year. The rate disclosed is as of the date of this Prospectus.

Under the Level Distribution Policy, to the extent that sufficient investment income is not available on a monthly basis, the Fund’s distributions could consist of return of capital in order to maintain the distribution rate. The amount treated as a return of capital will reduce a shareholder’s adjusted basis in the shareholder’s shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. Investors should not make any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Fund’s Level Distribution Policy. Dividends and distributions may be payable in cash or common shares, with shareholders having the option to receive additional common shares in lieu of cash. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to common shareholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to shareholders will depend on a number of factors, including the stability of income received from its investments. The amount of monthly distributions could vary depending on a number of factors, including the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s common shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually. See “Dividends and Distributions.”

Preferred Shares Distributions. In accordance with the Fund’s Governing Documents (as defined below) and as required by the 1940 Act, all preferred shares of the Fund must have the same seniority with respect to distributions. Accordingly, no complete distribution due for a particular dividend period will be declared or paid on any series of preferred shares of the Fund for any dividend period, or part thereof, unless full cumulative dividends and distributions due through the most recent dividend payment dates for all series of outstanding preferred shares of the Fund are declared and paid. If full cumulative distributions due have not been declared and made on all outstanding preferred shares of the Fund, any distributions on such preferred shares will be made as nearly pro rata as possible in proportion to the respective amounts of distributions accumulated but unmade on each such series of preferred shares on the relevant dividend payment date. As used herein, “Governing Documents” means the Fund’s Articles of Amendment and Restatement and By-Laws, together with any amendments or supplements thereto, including any Articles Supplementary establishing a series of preferred shares.

Distributions on fixed rate preferred shares, at the applicable annual rate of the per share liquidation preference, are cumulative from the original issue date and are payable, when, as and if declared by the Board, out of funds legally available therefore.

Dividend Reinvestment Plan	The Fund has an automatic dividend reinvestment plan (the “Plan”) commonly referred to as an “opt-out” plan. Each Common Shareholder who participates in the Plan will have all distributions of dividends and capital gains automatically reinvested in additional Common Shares. The automatic reinvestment of dividends and distributions in Common Shares will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends and distributions, even though such participants have not received any cash with which to pay the resulting tax.

Common Shareholders who elect not to participate in the Plan will receive all distributions in cash. All correspondence or questions concerning the Plan, including how a common shareholder may opt out of the Plan, should be directed to DST Systems, Inc., (844) 569-4750 (the “Plan Administrator”). Beneficial owners of common shares who hold their common shares in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in, or opt out of, the Plan. See “Dividend Reinvestment Plan” and “U.S. Federal Income Tax Matters.”

Exchange Listing	The Fund’s currently outstanding common shares are, and the Common Shares offered in this Prospectus and any applicable prospectus supplement will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the trading or “ticker” symbol “OPP.” The NAV of the Fund's common shares at the close of business March 11, 2025 was $9.23 per share, and the last sale price of the common shares on the NYSE on such date was $8.77. In addition, the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are listed on the NYSE under the ticker symbols "OPPRA," "OPPRB," and "OPPRC," respectively. As of March 11, 2025, the Fund had 2,400,000 shares of Series A Preferred Stock, 2,400,000 shares of Series B Preferred Stock and 419,206 shares of Series C Preferred Stock outstanding.

Preferred Shares	The terms of each series of Preferred Shares may be fixed by the Board and may materially limit and/or qualify the rights of holders of the Fund’s Common Shares. If the Fund’s Board of Directors determines that it may be advantageous to the holders of the Fund’s common shares for the Fund to utilize additional leverage, the Fund may issue additional series of Preferred Shares. Any fixed rate Preferred Shares issued by the Fund will pay distributions at a fixed rate. Leverage creates a greater risk of loss as well as a potential for more gains for the Common Shares than if leverage were not used. The Fund may also determine in the future to issue other forms of senior securities, such as securities representing debt, subject to the limitations of the 1940 Act. As of March 11, 2025, the Fund had 2,400,000 shares of Series A Preferred Stock, 2,400,000 shares of Series B Preferred Stock and 419,206 shares of Series C Preferred Stock outstanding.

Risk Considerations	Risk is inherent in all investing. Investing in any investment company security involves risks, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. Therefore, before investing in the Fund, you should consider the risks set forth under “Risks” beginning on page 34 (as well as other information in this Prospectus, the applicable prospectus supplement and SAI), which provides a discussion of the principal risk factors associated with an investment in the Fund specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to the Fund. Given the nature of the Fund’s investment strategies, these principal risks include risks associated with investments in fixed income securities, mortgage-backed securities, collateralized mortgage obligations, collateralized loan obligations, below investment grade securities and Underlying Funds; risks associated with the use of leverage; and risks related to interest rates.

Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodian	ALPS Fund Services, Inc. (“AFS”) is the Fund’s administrator. Under an Administration, Bookkeeping and Pricing Services Agreement (the “Administration Agreement”), AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. State Street Bank and Trust Company acts as the Fund’s custodian. DST Systems, Inc. acts as the Fund’s transfer agent, registrar, Plan Administrator and dividend disbursing agent. See “Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodian.”

Summary of Fund Expenses

The following table shows Fund expenses as a percentage of net assets attributable to Common Shares. The expenses shown in the table and related footnotes, along with the example, are based on the Fund’s capital structure as of December 31, 2024. Actual expenses may be greater or less than those shown below.

Shareholder Transaction Expenses	As a Percentage of Offering Price
Sales Load	–%*
Offering Expenses Borne by Common Shareholders of the Fund	–%*
Dividend Reinvestment Plan Fees	–(1)*
Preferred Shares Offering Expenses Borne by the Fund (as a percentage of net assets attributable to common shares)	–%*

Annual Expenses	As a Percentage of Net Assets Attributable to Common Shares (Assuming the Use of Leverage Equal to 36.35% of the Fund’s Managed Assets)
Management fee(2)	1.56%
Leverage costs (3)(4)	0.05%
Dividends on Preferred Shares(5)	2.60%
Other expenses(6)	1.05%
Acquired fund fees and expenses(7)	0.05%
Total annual expenses	5.31%

The purpose of the table above and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. The expenses shown in the table under “Other Expenses” and “Total annual expenses” assume that the Fund has not issued any additional Common Shares.

Example(8)

The example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) that the Fund incurs total annual expenses of 5.31% of its net assets in years 1 through 10 and (2) a 5% annual return.

	1 year	3 years	5 years	10 years
Total Expenses Incurred	$53	$159	$263	$523

The example should not be considered a representation of future expenses. Actual expenses may be greater or less than those assumed.

*	The applicable prospectus supplement to be used in connection with any sales of Common Shares or Preferred Shares will set forth any applicable sales load and the estimated offering expenses borne by the Fund under an Offering.

(1)	There will be no brokerage charges with respect to Common shares issued directly by the Fund under the dividend reinvestment plan. You may pay brokerage charges in connection with open market purchases or if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(2)	The management fee is charged as a percentage of the Fund’s average daily Managed Assets, as opposed to net assets. With leverage, Managed Assets are greater in amount than net assets, because Managed Assets include borrowings for investment purposes. The market value of the Fund’s derivatives are used for purposes of calculating Managed Assets. The management fee of 1.00% of the Fund’s Managed Assets represents 1.56% of net assets attributable to Common Shares assuming the use of leverage in an amount of 36.35% of the Fund’s Managed Assets. The Fund’s Managed Assets for the period ended December 31, 2024 (which includes the use of leverage discussed in footnote (4)) were multiplied by the annual advisory fee rate and then divided by the Fund’s average net assets for the same period to calculate the management fee as a percentage of the Fund’s net assets attributable to Common Shares. Since the Fund has Preferred Shares outstanding, the management fee and certain other expenses as a percentage of net assets attributable to Common Shares is higher than if the Fund did not utilize a leveraged capital structure.

(3)	The actual amount of leverage costs borne by the Fund will vary over time in accordance with the level of the Fund’s use of leverage and variations in market interest rates. See “Use of Leverage.”

(4)	“Leverage costs” in the table reflect the cost to the Fund of borrowings, expressed as a percentage of the Fund’s net assets as of December 31, 2024.

(5)	Dividends on Preferred Shares represent the estimated dividend expense adjusted to assume 2,400,000 shares of 4.375% Series A Preferred Stock with a liquidation preference of $60,000,000, 2,400,000 shares of 4.75% Series B Preferred Stock with a liquidation preference of $60,000,000, and 419,206 shares of 6.00%, 3-Year Term, Series C Preferred Stock with a liquidation preference of $4,192,060. Series A Preferred Stock and Series B Preferred Stock were outstanding for the entire 12 months of operations after December 31, 2024, Series C Preferred Stock were outstanding from issuance of December 2, 2024 through December 31, 2024. The table assumes the use of leverage representing 36.35% of Managed Assets, which reflects approximately the percentage of the Fund's total average Managed Assets attributable to such leverage averaged over the period ended December 31, 2024, at a weighted average annual expense to the Fund of 4.61%.

(6)	Includes $592,466 of loan service fees in connection with the Fund's investments in Alternative Credit Instruments for the six months ended December 31, 2024. Loan service fees relate to the Fund's investment in Square Loans and are not related to any leverage expenses. The loan service fees are the cost associated with the originator's ongoing collection and remittance of payments related to the Alternative Credit Instruments.

(7)	The “Acquired Fund Fees and Expenses” are based on the expense ratios for the most recent fiscal year of the Underlying Funds (defined below) in which the Fund has invested, which may change substantially over time and, therefore, significantly affect “Acquired fund fees and expenses.” These amounts are based on the total expense ratio disclosed in each Underlying Fund’s most recent shareholder report. Some of the Underlying Funds in which the Fund invests (or may invest) charge incentive fees based on the Underlying Funds’ performance. The 0.05% shown as “Acquired Fund Fees and Expenses” reflects the operating expenses of the Underlying Funds and transaction-related fees. Certain Underlying Funds in which the Fund invests (or may invest) generally charge a management fee of 1.00% to 2.00% and may charge up to a 20% incentive fee on income and/or capital gains, which are included in “Acquired Fund Fees and Expenses,” as applicable. The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance based fees or allocations paid by the Underlying Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Underlying Funds. Future Underlying Funds’ fees and expenses may be substantially higher or lower because certain fees may be based on the performance of the Underlying Funds, which may fluctuate over time. Acquired Fund Fees and Expenses are borne indirectly by the Fund, but they are not reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

(8)	The example does not include sales load or estimated offering costs. The example should not be considered a representation of future expenses. The example assumes that the estimated “Other expenses” set forth in the table are accurate and that all dividends and distributions are reinvested at NAV and that the Fund is engaged in leverage of 36.35% of Managed Assets, assuming interest and fees on leverage of 2.65%. The interest and fees on leverage is expressed as an interest rate and represents interest and fees payable on the BNP Facility (defined below) and the dividend on preferred shares. Actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

The purpose of the table and the example above is to help investors understand the fees and expenses that they, as Common Shareholders, would bear directly or indirectly.

Financial  Highlights

The information in the following table shows selected data for a share outstanding throughout the periods listed below. The information for the fiscal years ended June 30, 2024 and June 30, 2023 is derived from the Fund’s financial statements audited by KPMG LLP, whose report on the financial statements and the financial highlights is contained in the Fund’s annual report (“Annual Report”) for the year ended June 30, 2024 contained in the Fund’s Form N-CSR filed with the SEC on September 6, 2024. The information for the years ended June 30, 2022 and prior were audited by the Fund's previous independent registered public accounting firm. The Annual Report is incorporated by reference into this Prospectus and is available from the Fund upon request. The Fund’s “Financial Highlights” contained in the following document filed by the Fund with the SEC, is also hereby incorporated by reference into this Prospectus: the unaudited semi-annual report for the six-months ended December 31, 2024 contained in the Fund's Form N-CSR filed with the SEC on March 7, 2025.

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

Financial Highlights	For a common share outstanding throughout the periods presented

Net asset value - beginning of period
Income/(loss) from investment operations:
Net investment income(a)
Net realized and unrealized gain/(loss)(b)
Total income/(loss) from investment operations
Less distributions:
From net investment income
From tax return of capital
Total distributions to common shareholders
Less distributions:
From net investment income(c)
Total distributions to preferred shareholders
Common share transactions:
Dilutive effect of rights offering
Common share offering costs charged to paid-in capital
Total capital share transactions
Preferred Stock issuance and offering costs charged to paid-in capital
Total preferred stock transactions
Net increase/(decrease) in net asset value
Net asset value - end of period
Market price - end of period
Total Return(f)
Total Return - Market Price(f)
Supplemental Data:
Net assets, end of period (in thousands)
Ratio of expenses to average net assets(h)(i)
Ratio of net investment income
Portfolio turnover rate
Loan payable (in thousands)
Asset coverage per $1,000 of loan payable(k)
Cumulative Preferred Stock (in thousands)
Asset coverage of Cumulative Preferred Stock(l)
Involuntary liquidating preference per unit of Series A Cumulative Preferred Stock
Average market value per unit of Series A Cumulative Preferred Stock
Involuntary liquidating preference per unit of Series B Cumulative Preferred Stock
Average market value per unit of Series B Cumulative Preferred Stock
Involuntary liquidating preference per unit of Series C Term Preferred Stock
Average market value per unit of Series C Term Preferred Stock

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

Financial Highlights	For a common share outstanding throughout the periods presented

For the
Six Months
Ended
December 31,		For the	For the		For the		For the		For the
2024		Year Ended	Year Ended		Year Ended		Year Ended		Year Ended
(Unaudited)		June 30, 2024	June 30, 2023		June 30, 2022		June 30, 2021		June 30, 2020
$9.40		$9.61	$11.27		$15.17		$14.91		$18.09

0.54		1.13	0.97		0.87		0.92		0.95
(0.05)		0.11	(0.78)		(2.49)		1.73		(1.72)
0.49		1.24	0.19		(1.62)		2.65		(0.77)

(0.60)		(0.88)	(0.91)		(0.81)		(1.02)		(1.11)
–		(0.33)	(0.59)		(1.03)		(1.01)		(1.07)
(0.60)		(1.21)	(1.50)		(1.84)		(2.03)		(2.18)
(0.12)		(0.24)	(0.25)		(0.24)		(0.13)		–
(0.12)		(0.24)	(0.25)		(0.24)		(0.13)		–

(0.04	)(d)	–	(0.10	)(d)	(0.06	)(d)	(0.05	)(d)	(0.22	)(d)
–		–	–		(0.01)		0.00	(e)	(0.01)
(0.04)		–	(0.10)		(0.07)		(0.05)		(0.23)
–		–	–		(0.13)		(0.18)		–
–		–	–		(0.13)		(0.18)		–
(0.27)		(0.21)	(1.66)		(3.90)		0.26		(3.18)
$9.13		$9.40	$9.61		$11.27		$15.17		$14.91
$8.34		$8.65	$8.54		$10.89		$15.58		$13.91
3.52	%(g)	11.28%	(1.26%)		(14.82%)		16.88%		(5.31%)
3.19	%(g)	17.04%	(7.92%)		(19.86%)		28.67%		(6.33%)

$217,431		$215,849	$220,659		$219,123		$224,826		$199,510
2.67	%(j)	2.75%	2.22%		1.93%		2.10%		2.84%
11.42	%(j)	12.03%	9.61%		6.32%		6.15%		5.73%
46	%(g)	117%	75%		44%		54%		43%
$–		$–	$–		$–		$21,000		$65,500
–		–	–		–		14,563		4,046
$124,192		$120,000	$120,000		$120,000		$60,000		$–
67		70	71		71		119		–
25.00		25.00	25.00		25.00		25.00		–
19.02		18.25	18.59		22.98		24.44		–
25.00		25.00	25.00		25.00		–		–
20.42		19.59	19.64		22.93		–		–
10.00		–	–		–		–		–
10.08		–	–		–		–		–

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

Financial Highlights	For a common share outstanding throughout the periods presented

For the Year Ended June 30, 2019	For the Year Ended June 30, 2018		Period from September 28, 2016(m) through June 30, 2017
$18.75	$20.04		$19.60

0.94	1.06		0.94
0.40	(0.64)		0.46
1.34	0.42		1.40

(1.18)	(1.40	)(l)	(0.92)
(0.82)	(0.31)		–
(2.00)	(1.71)		(0.92)

–	–		–
–	–		–

–	–		–
–	–		–
–	–		–
–	–		–
–	–		–
(0.66)	(1.29)		0.44
$18.09	$18.75		$20.04
$17.06	$17.69		$19.54
7.78%	2.12%		7.10	%(g)
8.50%	(0.65%)		2.50	%(g)

$199,213	$206,561		$220,768
3.16%	2.67%		2.14	%(j)
5.17%	5.42%		5.28	%(j)
27%	23%		35	%(g)
$73,500	$73,500		$71,500
3,711	3,811		4,090
$–	$–		$–
–	–		–
–	–		–
–	–		–
–	–		–
–	–		–
–	–		–
–	–		–

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

Financial Highlights	For a common share outstanding throughout the periods presented

(a)	Based on average shares outstanding during the period.
(b)	Recognition of net investment income by the Fund is affected by the timing of the declarations of dividends by the underlying closed-end funds in which the Fund invests. The ratio does not include net investment income of the closed-end funds in which the Fund invests.
(c)	Calculated using the average shares method.
(d)	Represents the impact of the Fund's rights offering of 838,412 shares in November 2024, 3,508,633 shares in September 2022, 2,926,441 shares in October 2021, 472,995 shares in October 2020, and 2,371,081 shares in December 2019 at a subscription price per share based on a formula.
(e)	Less than $0.005 per share.
(f)	Total investment return is calculated assuming a purchase of common shares at the opening on the first day and a sale at closing on the last day of each period reported. For purposes of this calculation, dividends and distributions, if any, are assumed to be reinvested at prices obtained under the Fund’s dividend reinvestment plan. Total investment returns do not reflect brokerage commissions, if any. Total return on Market Price does not reflect any sales load paid by investors. Periods less than one year are not annualized.
(g)	Not annualized.
(h)	Ratio includes leverage expenses and loan service fees of 0.59%, 0.00%, 0.05%, 0.21% and 0.91%, respectively, that are outside the expense limit.
(i)	Does not include expenses of the closed-end funds in which the Fund invests.
(j)	Annualized.
(k)	Calculated by subtracting the Fund's total liabilities (excluding the debt balance and accumulated unpaid interest) from the Fund's total assets and dividing by the outstanding debt balance.
(l)	The asset coverage ratio for a class of senior securities representing stock is calculated as the Fund's total assets, less all liabilities and indebtedness not represented by the Fund's senior securities, divided by secured senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of secured senior securities which are stock. The involuntary liquidation preference of a class of senior security, which is a stock, is the amount to which such class of senior security would be entitled on involuntary liquidation of the issuer in preference to a security junior to it. Series B Perpetual Preferred Stock and Series C Term Preferred Stock have the same priority with respect to payment of dividends and distributions and liquidation preference as the issued and outstanding Series A Preferred Stock and any other shares of preferred stock that the Fund may issue. With respect to the Series A Perpetual Preferred Stock, Series B Perpetual Preferred Stock and Series C Term Preferred Stock, the asset coverage per unit figure is expressed in terms of dollar amounts per share of outstanding Preferred Stock (based on a liquidation preference of $25 for Series A and Series B Preferred Stock, and a liquidation of $10 for Series C Preferred Stock) and is equivalent to the Asset Coverage of Preferred Stock presented given Series A, Series B and Series C Preferred Stock have a pari-passu liquidation preference.
(m)	Commencement of operations.

Market and Net Asset Value Information

The Fund’s Common Shares are listed on the NYSE under the symbol “OPP.” The Fund’s Common Shares commenced trading on the NYSE in September 2016.

The Fund’s Common Shares have traded both at a premium and a discount to NAV. The Fund cannot predict whether the Common Shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of Common Shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock (calculated within 48 hours of pricing). The Fund’s issuance of Common Shares may have an adverse effect on prices in the secondary market for the Fund’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the Fund’s Common Shares. Shares of common stock of closed-end investment companies frequently trade at a discount from NAV.

The Fund may (but is not obligated to) take action to repurchase shares in the open market or make tender offers for its shares at or near NAV. During the pendency of any tender offer, the Fund will publish how Common Shareholders may readily ascertain the NAV. Repurchase of the Common Shares may have the effect of reducing any market discount to NAV. There is no assurance that, if action is undertaken to repurchase or tender for shares, such action will result in the shares trading at a price which approximates their NAV.

The following table shows, for each fiscal quarter since the quarter ended June 30, 2021: (i) high and low NAVs per Common Share, (ii) the high and low sale prices per Common Share, as reported as of the close of trading on the NYSE in the consolidated transaction reporting system, and (iii) the percentage by which the Common Shares traded at a premium over, or discount from, the high and low NAVs per Common Share (using the closing market price of each trading date compared to that day’s NAV per Common Share). The Fund’s NAV per Common Share is determined on a daily basis.

					PREMIUM/ (DISCOUNT)
	MARKET PRICE (1)		NET ASSET VALUE (2)		TO NET ASSET VALUE(3)
Quarter Ended	High	Low	High	Low	High	Low
June 30, 2021	$15.95	$14.86	$15.40	$15.22	3.57%	-2.37%
September 30, 2021	$16.32	$14.55	$15.24	$14.85	7.09%	-2.02%
December 31, 2021	$15.58	$14.04	$14.77	$14.19	5.48%	-1.06%
March 31, 2022	$14.77	$12.20	$14.10	$12.80	4.75%	-4.69%
June 30, 2022	$12.97	$9.71	$12.90	$11.31	0.54%	-14.15%
September 30, 2022	$12.01	$9.20	$11.35	$10.14	5.81%	-9.27%
December 31, 2022	$9.77	$8.54	$10.27	$9.80	-4.87%	-12.86%
March 31, 2023	$9.24	$8.23	$10.18	$9.80	-9.23%	-16.02%
June 30, 2023	$8.58	$8.08	$9.86	$9.64	-12.98%	-16.23%
September 30, 2023	$8.75	$7.80	$9.55	$9.14	-8.38%	-14.66%
December 31, 2023	$8.44	$7.31	$9.51	$8.87	-11.25%	-17.59%
March 31, 2024	$8.65	$8.12	$9.59	$9.45	-9.80%	-14.07%
June 30, 2024	$8.77	$8.13	$9.50	$9.29	-7.68%	-12.49%
September 30, 2024	$9.28	$8.62	$9.72	$9.44	-4.53%	-8.69%
December 31, 2024	$9.12	$8.20	$9.51	$9.13	-4.10%	-10.19%
March 31, 2025	$8.77	$8.31	$9.23	$9.02	-4.98%	-7.87%

(1)	Based on high and low closing market price for the respective quarter.
(2)	Based on the NAV calculated on the day of the high and low closing market prices, as applicable, as of the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time).
(3)	Calculated based on the information presented.

The last reported sale price, NAV per share and percentage discount to NAV per share of the Common Shares as of March 11, 2025 were $8.77, $9.23 and 4.98%, respectively. As of that same date, the Fund had 23,809,606 Common Shares outstanding and net assets of the Fund were $219,747,990.

In recognition of the possibility that Common Shares might trade at a discount to NAV, the Board of Directors may consider one or more actions that might be taken to seek to reduce or eliminate any material discount from NAV in respect of Common Shares, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end investment company. The Board of Directors may decide not to take any of these actions in the future. In addition, there can be no assurance any of these actions, or others, if undertaken, will reduce market discount.

The Fund

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized as a Maryland corporation on June 22, 2016. On September 27, 2016, the Fund issued an aggregate of 10,500,000 shares of its common stock in its initial public offering. Pursuant to an overallotment option, the Fund issued an additional 508,519 shares of its common stock for a total of 11,008,519 shares. In December 2019, the Fund issued 2,371,081 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In October 2020, the Fund issued 472,995 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In October 2020, the Fund also issued 2,200,000 shares of 4.375% Series A Preferred Stock, and an additional 200,000 shares pursuant to an overallotment option, for a total of 2,400,000 shares, in a public offering. In October 2021, the Fund also issued 2,926,441 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In November 2021, the Fund issued a total of 2,400,000 shares of Series B Preferred Stock in a public offering. In September 2022, the Fund also issued 3,508,633 additional Common Shares as a result of its offering of transferable subscription rights to purchase Common Shares. In November 2024, the Fund issued 838,412 Common Shares and 419,206 shares of Series C Preferred Stock as a result of its offering of transferable subscription rights to purchase Common Shares and Series C Preferred Stock.

The Fund’s currently outstanding common stock is, and common stock offered in this Prospectus and any applicable prospectus supplement will be, listed on the New York Stock Exchange (the “NYSE”) under the symbol “OPP.” The Fund’s Series A Preferred Stock are listed on the NYSE under the symbol “OPPPRA,” and the Fund’s Series B Preferred Stock are listed on the NYSE under the symbol "OPPRB," and the Fund's Series C Preferred Stock are listed on the NYSE under the symbol "OPPRC." The Fund’s principal office is located at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401 and its telephone number is (561) 484-7185.

The following table provides information about the Fund’s outstanding securities as of December 31, 2024:

Title of Class	Amount Authorized	Amount Held by the Fund or for Its Account	Amount Outstanding
Common Shares	45,070,000	-	23,809,606
Series A Preferred Stock	2,530,000		2,400,000
Series B Preferred Stock	2,400,000		2,400,000
Series C Preferred Stock	5,743,500		419,206

The Offering

The Fund may offer, from time to time, up to $300,000,000 aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, and/or (iii) subscription rights to purchase Common Shares, Preferred Shares or both (“Rights” and, together with the Common Shares and the Preferred Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus. See “Description of the Fund’s Securities.” See also “Risks—Risks Associated with Additional Offerings” and “Risks—Leverage Risks.”

The Fund may offer Securities directly to one or more purchasers, including existing common shareholders and/or preferred shareholders in a Rights offering, through agents that the Fund or the purchasers designate from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of the Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and such agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The prospectus supplement relating to any sale of preferred stock will set forth the liquidation preference and information about the dividend period, dividend rate, any call protection or non-call period and other matters, including the terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period. A supplement to this Prospectus relating to any offering of subscription rights will set forth the number of shares (common or preferred) issuable upon the exercise of each right and the other terms of such Rights offering, including whether the Preferred Shares issuable upon the exercise of such right are convertible into Common Shares. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a prospectus supplement describing the method and terms of the offering of the Securities. See “Plan of Distribution.”

The Fund may offer Common Shares or Preferred Shares on an immediate, continuous or delayed basis. Offerings of Common Shares will be subject to the provisions of the 1940 Act, which generally require that the public offering price of common shares of a closed-end investment company (exclusive of distribution commissions and discounts) must equal or exceed the net asset value per share of the company’s common stock (calculated within 48 hours of pricing), absent shareholder approval or under certain other circumstances. The Fund may, however, issue Common Shares pursuant to exercises of Rights at prices below net asset value. See “Risks—Associated with Additional Offerings.”

Use of Proceeds

Unless otherwise specified in a prospectus supplement, the Fund expects to invest the net proceeds from any sales of Securities in accordance with the Fund’s investment objective and policies as stated below, or use such proceeds for other general corporate purposes within approximately three months of receipt of such proceeds. Pending any such use, the proceeds may be invested in cash, cash equivalents, short-term debt securities or U.S. government securities. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distributions to common shareholders.

The Fund may use the net proceeds from the offering to call, redeem or repurchase shares of its Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock. The Series A Preferred Stock generally may not be called for redemption at the option of the Fund prior to November 15, 2025, and the Series B Preferred Stock generally may not be called for redemption at the option of the Fund prior to February 15, 2027 and the Series C Preferred Stock may not be called for redemption at the option of the Fund prior to December 1, 2027. The Fund reserves the right, however, to redeem the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock at any time if it is necessary, in the judgment of the Board, to maintain its status as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended. The distribution rate on the Series A Preferred Stock is 4.375%, and the distribution rate on the Series B Preferred Stock is 4.75%, and the distribution rate on the Series C Preferred Stock is 6.00%.

Investment Objective, Strategies and Policies

The information in “Investment Objective, Strategies and Policies” is set forth in the Fund’s annual report on Form N-CSR for the year ended June 30, 2024 in the section entitled “Summary of Updated Information Regarding the Fund”, which is incorporated by reference into this Prospectus, and in any future filings we may file with the SEC that are incorporated by reference into this Prospectus. See “Incorporation by Reference” below for more information.

Investment Philosophy and Process

The Adviser allocates the Fund’s assets among the Tactical Closed-End Fund Income Strategy, the Opportunistic Income Strategy and the Alternative Credit Strategy (as described above). The amount allocated to each of the principal strategies may change depending on the Adviser’s assessment of market risk, security valuations, market volatility, and the prospects for earning income and capital appreciation. See “Risks—Multi-Manager Risk.”

Tactical Closed-End Fund Income Strategy. The Adviser considers a number of factors when selecting Underlying Funds, including fundamental and technical analysis to assess the relative risk and reward potential throughout the financial markets. The term “tactical” is used to indicate that the portion of the Fund’s Managed Assets allocated to this strategy invests in CEFs to take advantage of pricing discrepancies in the CEF market.

In selecting CEFs, the Adviser opportunistically utilizes a combination of short-term and longer-term trading strategies to seek to derive value from the discount and premium spreads associated with CEFs by identifying pricing aberrations. The Adviser employs both a quantitative and qualitative approach in its selection of CEFs and has developed proprietary screening models and algorithms to trade CEFs. The Adviser’s mean reversion investing looks to capitalize on changes within the pricing of a CEF and, based upon its research and analysis, a view that it will revert to historical pricing. The Adviser employs the following trading strategies, among others:

Statistical Analysis (Mean Reversion)

●	Using proprietary quantitative models, the Adviser seeks to identify CEFs that are trading at compelling absolute and/or relative discounts.

●	The Adviser will attempt to capitalize on the perceived mispricing if the Adviser believes that the discount widening is irrational and expects the discount to narrow to longer-term mean valuations.

Corporate Actions

●	The Adviser pursues investments in CEFs that have announced, or the Adviser believes are likely to announce, certain corporate actions that may drive value for their shareholders.

●	The Adviser has developed trading strategies that focus on CEF tender offers, rights offerings, shareholder distributions, open-endings and liquidations.

Shareholder Activism

●	In assessing the attractiveness of an investment in a CEF, the Adviser assesses a CEF’s susceptibility to dissident or activist activity and analyzes the composition of the fund’s shareholder register. The Fund, in seeking to achieve its investment objective, will not take activist positions in the Underlying Funds.

In employing its trading strategies, the Adviser conducts an extensive amount of due diligence on various fund sponsors, investment managers and funds, including actively monitoring regulatory filings, analyzing a fund’s registration statements, financial statements and organizational documents, as well as conducting proprietary research, such as speaking with fund sponsors, underwriters, sell-side brokers and investors.

Opportunistic Income Strategy. The term “opportunistic” is used to indicate that the portion of this strategy’s Managed Assets devoted to any particular asset class will vary depending on the Subadviser’s view of what investments offer potentially attractive risk-adjusted returns under then-existing market conditions.

With respect to its investments in mortgage-backed securities, the Subadviser utilizes a unique investment process that first examines the macroeconomic status of the mortgage-backed sector. This analysis includes reviewing information regarding interest rates, yield curves and spreads, credit analysis of the issuers and a general analysis of the markets generally. From this detailed analysis, along with assessment of other economic data including market trends, unemployment data and pending legislation, the Subadviser identifies subsectors within the mortgage sector that the Subadviser believes offer the highest potential for return. The Subadviser then applies a qualitative analysis that evaluates market trends and portfolio analytics, including looking at factors such as duration, level of delinquencies, default history and recovery rates. Finally, the Subadviser performs a quantitative analysis of the potential investment, essentially performing a stress test of the potential investment’s underlying portfolio of mortgages. Only when a potential investment has passed the Subadviser’s screening will it be added to the strategy’s portfolio.

The Subadviser allocates the Opportunistic Income Strategy assets among market sectors, and among investments within those sectors, in an attempt to construct a portfolio providing a high level of current income and the potential for capital appreciation consistent with what the Subadviser considers an appropriate level of risk in light of market conditions prevailing at the time. Implementation of portfolio asset allocation decisions is made by the Subadviser’s portfolio managers after consultation with the Subadviser’s Fixed Income Asset Allocation Committee, a committee consisting of portfolio managers and analysts which contributes to fixed-income asset allocation decisions made on behalf of the Fund by the Subadviser. The Subadviser will select investments over time to implement its long-term strategic investment view. It also will buy and sell securities opportunistically in response to short-term market, economic, political, or other developments or otherwise as opportunities may present themselves. In selecting individual securities for investment by the Fund, the Subadviser uses a bottom-up security selection process, reflecting in-depth research and analysis. The Subadviser will manage the Opportunistic Income Strategy of the Fund under an integrated risk management framework overseen by the Fund’s portfolio management team and the Subadviser’s risk management committee.

Portfolio securities in the Opportunistic Income Strategy may be sold at any time. Sales may occur when the Subadviser determines to take advantage of a better investment opportunity, because the Subadviser believes the portfolio securities no longer represent relatively attractive investment opportunities, because the Subadviser perceives a deterioration in the credit fundamentals of the issuer, or because the Subadviser believes it would be appropriate for other investment reasons, such as to adjust the duration or other characteristics of the investment portfolio.

Portfolio securities in the Opportunistic Income Strategy may be sold at any time. Sales may occur when the Subadviser determines to take advantage of a better investment opportunity, because the Subadviser believes the portfolio securities no longer represent relatively attractive investment opportunities, because the Subadviser perceives a deterioration in the credit fundamentals of the issuer, or because the Subadviser believes it would be appropriate for other investment reasons, such as to adjust the duration or other characteristics of the investment portfolio.

Alternative Credit Strategy. The Adviser believes that the recent and continuing growth of the online and mobile alternative credit industry has created a relatively untapped and attractive investment opportunity, with the potential for large returns. The Adviser seeks to capitalize on this opportunity by participating in the evolution of this industry, which has served as an alternative to, and has begun to take market share from, the more traditional lending operations of large commercial banks. The ability of borrowers to obtain loans through alternative credit with interest rates that may be lower than those otherwise available to them (or to obtain loans that would otherwise be unavailable to them) has contributed to the significant rise of the use of Alternative Credit. At the same time, alternative credit has also enabled investors to purchase or invest in loans with interest rates and credit characteristics that can offer attractive returns.

In selecting the Fund’s Alternative Credit investments, the Adviser employs a bottom-up approach to evaluate the expected returns of loans by loan segment (e.g., consumer, SME and student loans) and by platform origination (as discussed below), as well as a top-down approach to seek to identify investment opportunities across the various segments of the alternative credit industry. In doing so, the Adviser conducts an analysis of each segment’s anticipated returns relative to its associated risks, which takes into consideration for each segment duration, scheduled amortization, seniority of the claim of the loan, prepayment terms and prepayment expectations, current coupons and trends in coupon pricing, origination fees, servicing fees and anticipated losses based on historical performance of similar credit instruments. The Adviser then seeks to allocate Fund assets to the segments identified as being the most attractive on a risk-adjusted return basis.

Within each segment, the Adviser conducts a platform-specific analysis, as opposed to a loan-specific analysis, and, as such, the Adviser’s investment process does not result in a review of each individual Alternative Credit investment to which the Fund has investment exposure. Instead, the Adviser generally seeks loans that have originated from platforms that have met the Adviser’s minimum requirements related to, among other things, loan default history and overall borrower credit quality. In this regard, the Adviser engages in a thorough and ongoing due diligence process of each platform to assess, among other things, the viability of the platform to sustain its business for the foreseeable future; whether the platform has the appropriate expertise, ability and operational systems to conduct its business; the financial condition and outlook of the platform; and the platform’s ability to manage regulatory, business and operational risk. In addition, the Adviser’s due diligence efforts include reviews of the servicing and underwriting functions of a platform (as further described below) and/or funding bank (as applicable), the ability of a platform to attract borrowers and the volume of loan originations, and loan performance relative to model expectations, among other things. In conducting such due diligence, the Adviser has access to, and reviews, the platform’s credit models as well. Moreover, the Adviser visits each platform from time to time for on-site reviews of the platform, including discussions with each of the significant business units within the platform (e.g., credit underwriting, customer acquisition and marketing, information technology, communications, servicing and operations).

As part of the foregoing due diligence efforts, the Adviser monitors on an ongoing basis the underwriting quality of each platform through which it invests in Alternative Credit, including (i) an analysis of the historical and ongoing “loan tapes” that includes loan underwriting data and actual payment experience for all individual loans originated by the platform since inception that are comparable to the loans purchased, or to be purchased, by the Fund, (ii) reviews of the credit model used in the platform’s underwriting processes, including with respect to the assignment of credit grades by the platform to its Alternative Credit and the reconciliation of the underlying data used in the model, (iii) an assessment of any issues identified in the underwriting of the Alternative Credit and the resulting remediation efforts of the platform to address such issues, and (iv) a validation process to confirm that loans purchased by the Fund conform with the terms and conditions of any applicable purchase agreement entered into with the platform.

Although the Adviser does not review each individual Alternative Credit investment prior to investment, it is able to impose minimum quantitative and qualitative criteria on the loans in which it will invest by limiting the Fund’s loans to the loan segments and platforms selected by the Adviser, as noted above. In effect, the Adviser adopts the minimum investment criteria inherent in a loan segment or imposed by a platform that it has identified as having the appropriate characteristics for investment. Furthermore, each platform assigns the Alternative Credit it originates a platform-specific credit grade reflecting the potential risk-adjusted return of the loan, which may be based on various factors such as: (i) the term, interest rate and other characteristics of the loans; (ii) the location of the borrowers; (iii) if applicable, the purpose of the loans within the platform (e.g., consumer, SME or student loans); and (iv) the credit and risk profile of the borrowers, including, without limitation (to the extent applicable based on the type of loan), the borrower’s annual income, debt-to-income ratio, credit score (e.g., FICO score), delinquency rate and liens. In purchasing Alternative Credit from a platform, the Fund provides the applicable platform with instructions as to which platform credit grades are eligible for purchase (or, conversely, which platform credit grades are ineligible for Fund purchase). The Adviser performs an ongoing analysis of each of the criteria within a platform’s credit grades to determine historical and predicted prepayment, charge-off, delinquency and recovery rates acceptable to the Adviser. While, under normal circumstances, the Adviser does not provide instructions to the platforms as to any individual criterion used to determine platform-specific grades prior to purchasing Alternative Credit (except as noted below), the Adviser does retain the flexibility to provide more specific instructions (e.g., term; interest rate; geographic location of borrower) if the Adviser believes that investment circumstances dictate any such further instructions. Specifically, the Adviser instructs platforms that the Fund will not purchase any Alternative Credit that are of “subprime quality” (as determined at the time of investment). Although there is no specific legal or market definition of subprime quality, it is generally understood in the industry to signify that there is a material likelihood that the loan will not be repaid in full. The Fund considers an SME loan to be of “subprime quality” if the likelihood of repayment on such loan is determined by the Adviser based on its due diligence and the credit underwriting policies of the originating platform to be similar to that of consumer loans that are of subprime quality. In determining whether an SME loan is of subprime quality, the Adviser generally looks to a number of borrower-specific factors, which will include the payment history of the borrower and, as available, financial statements, tax returns and sales data.

The Adviser will not invest the Fund’s assets in loans originated by platforms for which the Adviser cannot evaluate to its satisfaction the completeness and accuracy of the individual Alternative Credit investment data provided by such platform relevant to determining the existence and valuation of such Alternative Credit investment and utilized in the accounting of the loans (i.e., in order to select a platform, the Adviser must assess that it believes all relevant loan data for all loans purchased from the platform is included and correct).

The Adviser significantly relies on borrower credit information provided by the platforms through which they make the Fund’s investments. The Adviser receives updates of such borrower credit information provided by independent third party service providers to the platforms and therefore is able to monitor the credit profile of its investments on an ongoing basis. See “Net Asset Value.”

The Adviser invests in Alternative Credit through the use of a web-based service that provides direct access to platforms and facilitates the loan acquisition process by retrieving for the Adviser data such as bidding and listing information. Given the increased reliance on the use of information technology in alternative credit, the Adviser conducts due diligence on the platforms through which it seeks its Alternative Credit investments, including a review of each platform’s information technology security, fraud protection capabilities and business continuity plan. The Adviser generally requires a platform to have, among other things, industry standard data backup protections, including off-site backup datacenters and state of the art data encryption, and appropriate cybersecurity measures. In addition, the Adviser has adopted various protections for itself, including a business continuity plan which provides procedures related to the recovery and restoration of its business, particularly with respect to any critical functions and systems of the Adviser, following an interruption in service or disaster.

Use of Leverage

The Fund may borrow money and/or issue Preferred Shares, notes or debt securities for investment purposes. These practices are known as leveraging. The Adviser determines whether or not to engage in leverage based on its assessment of conditions in the debt and credit markets. On August 1, 2023, the Fund entered into a credit agreement with BNP Paribas (“BNP Credit Agreement”). The BNP Credit Agreement permits the Fund to borrow funds that are collateralized by assets held at BNP Paribas pursuant to the BNP Credit Agreement. Under the terms of the BNP Credit Agreement, the Fund may borrow up to $25,000,000 bearing an interest rate of the Overnight Bank Funding Rate plus a fixed rate determined by the securities pledged as collateral. Any unused portion of the BNP Credit Agreement is subject to a commitment fee of 0.50% of the unused portion of the facility until a utilization of 80% or greater is met. The BNP Credit Agreement was not utilized during the year ended June 30, 2024. As of December 31, 2024, the Fund had no outstanding balance on the BNP Credit Agreement.

As of March 11, 2025, the Fund had outstanding 2,400,000 shares of Series A Preferred Stock, 2,400,000 shares of Series B Preferred Stock and 419,206 shares of Series C Preferred Stock. As of the same date, the average liquidation preference of the Series A Preferred stock and Series B Preferred stock was $60,000,000, and the average liquidation preference of Series C Preferred Stock was $4,192,060. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock rank senior in right of payment to the Common.

Issuance of common shares will enable the Fund to increase the aggregate amount of its leverage. The Fund may achieve such increase in leverage through additional borrowings and/or the issuance of Preferred Shares and/or debt securities. However, there is no assurance that the Fund will increase the amount of its leverage or utilize leverage in addition to the credit facility or that, if additional leverage is utilized, it will be successful in enhancing the level of the Fund’s current distributions. It is possible that the Fund will be unable to obtain additional leverage. If the Fund is unable to increase its leverage after the issuance of additional common shares, there could be an adverse impact on the return to common shareholders. In addition, to the extent additional leverage is utilized, the Fund may consequently be subject to certain financial covenants and restrictions that are not currently imposed on the Fund. The Fund’s common shares are likely to be junior in liquidation and distribution rights to amounts owed pursuant to any additional leverage instruments that may be utilized by the Fund in the future.

The Fund may be subject to certain restrictions on investments imposed by lenders or by one or more rating agencies that may issue ratings for any senior securities issued by the Fund. Borrowing covenants or rating agency guidelines may impose asset coverage or Fund composition requirements that are more stringent than those imposed on the Fund by the 1940 Act.

The Fund also invests in reverse repurchase agreements, total return swaps and derivatives or other transactions with leverage embedded in them in a limited manner or subject to a limit on leverage risk calculated based on value-at-risk, as required by Rule 18f-4 under the 1940 Act. These transactions entail additional expenses (e.g., transaction costs) which are borne by the Fund.

The use of leverage by the Fund can magnify the effect of any losses. If the income and gains earned on the securities and investments purchased with leverage proceeds are greater than the cost of the leverage, returns will be greater than if leverage had not been used. Conversely, if the income and gains from the securities and investments purchased with such proceeds do not cover the cost of leverage, returns will be less than if leverage had not been used. The use of leverage magnifies gains and losses to common shareholders. Since the holders of common stock pay all expenses related to the issuance of debt or use of leverage, any use of leverage would create a greater risk of loss for the common shares than if leverage is not used. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed.

Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after doing so the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness (i.e., such indebtedness may not exceed 33 1/3% of the value of the Fund’s total assets including the amount borrowed). Additionally, under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its shares, or purchase any such shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be. Under the 1940 Act, the Fund is not permitted to issue Preferred Shares unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding Preferred Shares (i.e., such liquidation value may not exceed 50% of the Fund’s Managed Assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the NAV of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of such liquidation value of the Preferred Shares. If Preferred Shares are issued, the Fund intends, to the extent possible, to purchase or redeem shares, from time to time, to maintain coverage of any Preferred Shares of at least 200%. Normally, common shareholders will elect the directors of the Fund except that the holders of any Preferred Shares will elect two directors. In the event the Fund failed to pay dividends on its Preferred Shares for two years, holders of Preferred Shares would be entitled to elect a majority of the directors until the dividends are paid.

Due to the Fund’s issuance of Series A, Series B and Series C Preferred Stock, for tax purposes, the Fund is required to allocate net capital gain and other taxable income, if any, between the Common Shares and shares of the Series A, Series B and Series C Preferred Stock in proportion to the total dividends paid to each class for the year in which the net capital gain or other taxable income was realized.

Effects of Leverage. Assuming the utilization of leverage through a combination of borrowings under the issuance of Preferred Shares by the Fund in the aggregate amount of approximately 36.35% of the Fund’s Managed Assets as of December 31, 2024, at a weighted average interest rate or payment rate of 4.61% payable on such leverage, the annual return that the Fund’s portfolio (net of expenses) in order to cover its leverage costs would be 1.68%. Of course, these numbers are merely estimates for illustration. Actual interest or payment rates on the leverage utilized by the Fund will vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effect of leverage on total return on Common Shares, assuming investment portfolio total returns (comprised of income, net expenses and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. The table below reflects the Fund's continued use of Preferred Shares as of December 31, 2024 as a percentage of total Managed Assets (including assets attributable to such leverage), and the annual return that the Fund's portfolio must experience (net of expenses) in order to cover such costs. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of what the Fund’s investment portfolio returns will be. In other words, the Fund’s actual returns may be greater or less than those appearing in the table below. The table further reflects the use of leverage representing approximately 36.35% of the Fund’s Managed Assets and estimated leverage costs of 4.61%.

Assumed Portfolio Return	-10.00%	-5.00%	0.00%	5.00%	10.00%
Common Share Total Return	-18.35%	-10.49%	-2.63%	5.22%	13.08%

Total return is composed of two elements-the dividends on Common Shares paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying the cost of leverage) and realized and unrealized gains or losses on the value of the securities the Fund owns. As the table shows, leverage generally increases the return to Common Shareholders when portfolio return is positive or greater than the costs of leverage and decreases return when the portfolio return is negative or less than the costs of leverage.

During the time in which the Fund is using leverage, the amount of the fees paid to the Adviser (and from the Adviser to the Subadviser) for investment management services (and subadvisory services) is higher than if the Fund did not use leverage because the fees paid are calculated based on the Fund’s Managed Assets. This may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and common shareholders, on the other. Also, because the leverage costs are borne by the Fund at a specified interest rate, only the Fund’s common shareholders bear the cost of the Fund’s management fees and other expenses. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed.

Risks

The information in “Risks” is set forth in the Fund’s most recent annual report on Form N-CSR for the year ended June 30, 2024 in the section entitled “Summary of Updated Information Regarding the Fund – Risk Factors”, which is incorporated by reference into this Prospectus, and in any future filings we may file with the SEC that are incorporated by reference into this Prospectus. See “Incorporation by Reference” below for more information.

The section entitled "Summary of Updated Information Regarding the Fund - Risk Factors" in the Fund's Form N-CSR for the year ended June 30, 2024 is supplemented with the following:

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund.

Management of the Fund

Board of Directors

The Fund’s Board of Directors has overall responsibility for management of the Fund. The Board of Directors decides upon matters of general policy and generally oversees the actions of the Adviser, the Subadviser and the other service providers of the Fund. The name and business address of the Board of Directors and officers of the Fund, and their principal occupations and other affiliations during the past five years, are set forth under “Board Members and Officers” in the SAI.

Investment Adviser

RiverNorth is the Fund’s investment adviser and is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Tactical Closed-End Fund Income Strategy and the Alternative Credit Strategy, managing the Fund’s business affairs and providing certain administrative services. The Adviser is also responsible for determining the Fund’s overall investment strategy and overseeing its implementation. Subject to the ranges noted above, the Adviser determines the portion of the Fund’s Managed Assets to allocate to each strategy and may, from time to time, adjust the allocations.

RiverNorth, founded in 2000, is a wholly-owned subsidiary of RiverNorth Financial Holdings LLC and is located at 360 South Rosemary Avenue, Suite 1420, West Palm Beach, FL 33401. As of December 31, 2024, RiverNorth managed approximately $5.0 billion for registered open-end management investment companies, registered closed-end management investment companies and private investment vehicles.

Subadviser

DoubleLine® Capital LP is the Fund’s subadviser and is responsible for the day-to-day management of the Fund’s Managed Assets allocated to the Opportunistic Income Strategy. Founded in 2009, the Subadviser is located at 2002 N. Tampa Street, 2nd Floor, Tampa, FL 33602. The Subadviser is registered with the SEC, and as of December 31, 2024 managed approximately $91.851 billion for individuals and institutions. The Subadviser was founded by Jeffrey E. Gundlach in December 2009.

Portfolio Management

RiverNorth Capital Management LLC

Patrick W. Galley, CFA is a co-portfolio manager of the Tactical Closed-End Fund Income Strategy and the Alternative Credit Strategy for the Fund. Mr. Galley is the Chief Investment Officer and Chief Executive Officer for the Adviser. Mr. Galley heads the Adviser’s research and investment team and oversees all portfolio management activities at the Adviser. Mr. Galley also serves as the President and Chairman of the RiverNorth Funds, a mutual fund complex for which RiverNorth serves as the investment adviser, as well as for several other CEFs advised by the Adviser. Prior to joining the Adviser in 2004, he was most recently a Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group, where he specialized in analyzing and structuring corporate transactions for investment management firms in addition to closed-end and open-end funds, hedge funds, funds of funds, structured investment vehicles and insurance/reinsurance companies. Mr. Galley graduated with honors from Rochester Institute of Technology with a B.S. in Finance. He has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute and is a member of the CFA Society of Chicago.

Stephen O’Neill, CFA is a co-portfolio manager of the Tactical Closed-End Fund Income Strategy and the Alternative Credit Strategy for the Fund. Mr. O’Neill conducts qualitative and quantitative analysis of CEFs and their respective asset classes at RiverNorth. Prior to joining RiverNorth Capital in 2007, Mr. O’Neill was most recently an Assistant Vice President at Bank of America in the Global Investment Bank’s Portfolio Management group. At Bank of America, he specialized in the corporate real estate, asset management, and structured finance industries. Mr. O’Neill graduated magna cum laude from Miami University in Oxford, Ohio with a B.S. in Finance. Mr. O’Neill has received the Chartered Financial Analyst (CFA) designation, is a member of the CFA Institute, and is a member of the CFA Society of Chicago.

DoubleLine®Capital LP

Jeffrey E. Gundlach has served as a co-portfolio manager of the Opportunistic Income Strategy for the Fund since its inception. Mr. Gundlach is the founder, Chief Executive Officer and Chief Investment Officer of the Subadviser. He is also the Chairman of the Subadviser’s Fixed Income Asset Allocation Committee. Mr. Gundlach is a graduate of Dartmouth College, summa cum laude, with degrees in Mathematics and Philosophy. He attended Yale University as a Ph.D. candidate in Mathematics.

Jeffrey J. Sherman has served as a co-portfolio manager of the Opportunistic Income Strategy for the Fund since its inception. Mr. Sherman joined the Subadviser in December 2009. He is the Deputy Chief Investment Officer, participates on the Fixed Income Asset Allocation Committee and is a portfolio manager for derivative-based and multi-asset strategies. Mr. Sherman was previously a statistics and mathematics instructor at both the University of the Pacific and Florida State University. Mr. Sherman holds a B.S. in Applied Mathematics from the University of the Pacific and an M.S. in Financial Engineering from the Claremont Graduate University. He is a CFA charterholder.

The Fund’s SAI provides information about the compensation received by the portfolio managers of the Fund, other accounts that they manage and their ownership of the Fund’s equity securities.

Investment Advisory and Subadvisory Agreements

Pursuant to an Investment Advisory Agreement, the Adviser is responsible for managing the Fund’s affairs, subject at all times to the general oversight of the Fund’s Board of Directors. The Fund has agreed to pay the Adviser a management fee payable on a monthly basis at the annual rate of 1.00% of the Fund’s average daily Managed Assets for the services it provides.

In addition to the fees of the Adviser, the Fund pays all other costs and expenses of its operations, including, but not limited to, compensation of its directors (other than those affiliated with the Adviser or the Subadviser), custodial expenses, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of any leverage, expenses of preparing, printing and distributing prospectuses, shareholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any.

Pursuant to a Subadvisory Agreement, the Adviser has delegated daily management of the Fund’s Managed Assets allocated to the Opportunistic Income Strategy to the Subadviser, who is paid by the Adviser and not the Fund. The Adviser (and not the Fund) has agreed to pay the Subadviser a subadvisory fee payable on a monthly basis at the annual rate of 0.50% of the Fund’s average daily Managed Assets for the service it provides.

Because the fees received by the Adviser and the Subadviser are based on the Managed Assets of the Fund, the Adviser and the Subadviser have a financial incentive for the Fund to use leverage, which may create a conflict of interest between the Adviser and the Subadviser, on the one hand, and common shareholders, on the other. Because leverage costs are borne by the Fund at a specified interest rate, the Fund’s investment management fees and other expenses, including expenses incurred as a result of any leverage, are paid only by common shareholders and not by holders of Preferred Shares or through borrowings. See “Use of Leverage.”

A discussion of the basis for the Board of Directors’ most recent renewal of the Fund’s Investment Advisory and Subadvisory Agreements is provided in the Fund’s semi-annual shareholder report for the period ended December 31, 2024. The basis for subsequent continuations of these agreements will be provided in annual or semi-annual reports to Fund shareholders for the periods during which such continuations occur.

In addition, under a License Agreement, the Subadviser has consented to the use by the Fund of the identifying word or name “DoubleLine” in the name of the Fund, and to the use of certain associated trademarks in accordance with the terms of the License Agreement. Such consent is conditioned upon the employment of the Subadviser or a designated affiliate or related party thereof as investment subadviser to the Fund under the Subadvisory Agreement.

The license will continue until the expiration or termination of the Subadvisory Agreement, or until earlier terminated pursuant to the License Agreement. If at any time the Fund ceases to employ the Subadviser or a designated affiliate or related party as investment subadviser of the Fund under the Subadvisory Agreement, the Fund will be required to cease using the word or name “DoubleLine” in the name of the Fund, and cease making use of the associated trademarks, as set forth in the License Agreement.

Net Asset Value

Net asset value per share (“NAV”) is determined daily as of the close of the regular trading session on the NYSE (usually 4:00 p.m. Eastern time). Net asset value is calculated by dividing the value of all of the securities and other assets of the Fund, less the liabilities (including accrued expenses and indebtedness) and the aggregate liquidation value of any outstanding Preferred Shares, by the total number of common shares outstanding.

The Fund’s assets, including its investments in Underlying Funds, are generally valued at their market value using market quotations. The Fund may use independent pricing services to provide market quotations. Prices obtained from independent pricing services use various observable inputs, including, but not limited to, information provided by broker-dealers, pricing formulas, such as dividend discount models, option valuation formulas, estimates of market values obtained from yield data relating to investments or securities with similar characteristics and discounted cash flow models that might be applicable. If a market valuation for a security is unavailable or deemed to be an unreliable indicator of current market value, the Fund will seek to obtain a broker quote from an external data vendor or directly from broker-dealers. Certain fixed income securities purchased on a delayed delivery basis are marked-to-market daily until settlement at the forward settlement date. Short-term investments having a maturity of 60 days or less are generally valued at amortized cost; however, securities with a demand feature exercisable within seven days are generally valued at par. Exchange-traded options, futures and options on futures are valued at the settlement price determined by the relevant exchange. If market quotations are not available or, in the Adviser or Subadviser’s opinion, market quotations do not reflect market value, or if an event occurs after the close of trading on the domestic or foreign exchange or market on which the security is principally traded (but prior to the time the NAV is calculated) that materially affects market value, the security will be valued at fair value by the Adviser, as the valuation designee, according to policies approved by the Board of Directors. For example, if trading in a portfolio security is halted and does not resume before the Fund calculates its NAV, the security may need to be fair valued using the Fund’s fair value pricing policies. Fair valuation involves subjective judgments and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. The Fund invests in Underlying Funds. The Fund’s NAV is calculated based, in part, upon the market prices of the Underlying Funds in its portfolio, and the prospectuses of those companies explain the circumstances under which they will use fair value pricing and the effects of doing so.

Pursuant to the Fund's valuation policies and procedures as adopted by the Board of Directors, the Fund's holdings in Alternative Credit Instruments are fair valued in accordance with such policies and procedures based on evaluated prices provided by the Adviser. The Fund accounts for whole and fractional loans at the individual loan level for valuation purposes, and whole loans and fractional loans are fair valued using inputs that take into account borrower-level data that is updated as often as the NAV of Common Shares is calculated to reflect new information regarding the borrower or loan. Such borrower-level data will include the borrower's payment history, including the payment, principal and interest amounts of each loan and the current status of each loan, which allows the Adviser to determine, among other things, the historical prepayment rate, charge-off rate, delinquency and performance with respect to such borrower/loan. In addition, borrower-level data may include the following to the extent applicable and available: updated FICO scores of the borrower of a consumer loan or the guarantor of the borrower of an SME loan, the borrower's debt-to-income ratio and employment status (in the case of consumer loans) and financial statements, tax returns and sales data (in the case of SME loans).

The Fund, in accordance with the investment limitations approved by the Fund's Board of Directors, will limit its investments in Alternative Credit to loans originated by platforms that will provide the Fund with a written commitment to deliver or cause to be delivered individual loan-level data on an ongoing basis throughout the life of each individual loan that is updated periodically as often as the NAV of Common Shares is calculated to reflect new information regarding the borrower or loan.

The Fund will not invest in loans originated by platforms for which the Adviser cannot evaluate to its satisfaction the completeness and accuracy of the individual Alternative Credit data provided by such platforms relevant to determining the existence and valuation of such Alternative Credit and utilized in the accounting of the loans.

The processes and procedures described herein are part of the Fund's compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that the Fund is required to maintain under the 1940 Act.

Dividends and Distributions

The Fund has implemented a level distribution policy (the “Level Distribution Policy). Under the Level Distribution Policy, the Fund intends to make monthly distributions to common shareholders at a constant and fixed (but not guaranteed) rate (which is annually reset) equal to 12.50% of the average of the Fund’s NAV per share (the “Distribution Amount”) as reported for the final five trading days of the preceding calendar year. The Distribution Amount is disclosed as of the date of this Prospectus. The Board may amend the Level Distribution Policy, the Distribution Amount or distribution intervals, or the Fund may cease distributions entirely, at any time, without prior notice to common shareholders. The Fund’s intention under the Level Distribution Policy is that monthly distributions paid to common shareholders throughout a calendar year will be at least equal to the Distribution Amount (plus any additional amounts that may be required to be included in a distribution for federal or excise tax purposes).

Under the Level Distribution Policy, to the extent that sufficient investment income is not available on a monthly basis, the Fund’s distributions could consist of return of capital in order to maintain the distribution rate. The amount treated as a return of capital will reduce a shareholder’s adjusted basis in the shareholder’s shares, thereby increasing the potential gain or reducing the potential loss on the sale of shares. Investors should not make any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Fund’s Level Distribution Policy. Dividends and distributions may be payable in cash or common shares, with shareholders having the option to receive additional common shares in lieu of cash. The Fund may at times, in its discretion, pay out less than the entire amount of net investment income earned in any particular period and may at times pay out such accumulated undistributed income in addition to net investment income earned in other periods in order to permit the Fund to maintain a more stable level of distributions. As a result, the dividend paid by the Fund to common shareholders for any particular period may be more or less than the amount of net investment income earned by the Fund during such period. The Fund’s ability to maintain a stable level of distributions to shareholders will depend on a number of factors, including the stability of income received from its investments. The amount of monthly distributions could vary depending on a number of factors, including the costs of any leverage. As portfolio and market conditions change, the amount of dividends on the Fund’s common shares could change. For federal income tax purposes, the Fund is required to distribute substantially all of its net investment income each year to both reduce its federal income tax liability and to avoid a potential federal excise tax. The Fund intends to distribute all realized net capital gains, if any, at least annually

Under the 1940 Act, the Fund is not permitted to incur indebtedness unless immediately after such incurrence the Fund has an asset coverage of at least 300% of the aggregate outstanding principal balance of indebtedness. Additionally, under the 1940 Act, the Fund may not declare any dividend or other distribution upon any class of its capital shares, or purchase any such capital shares, unless the aggregate indebtedness of the Fund has, at the time of the declaration of any such dividend or distribution or at the time of any such purchase, an asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be.

While any Preferred Shares are outstanding, the Fund may not declare any cash dividend or other distribution on its common shares, unless at the time of such declaration, (i) all accumulated preferred dividends have been paid and (ii) the net asset value of the Fund’s portfolio (determined after deducting the amount of such dividend or other distribution) is at least 200% of the liquidation value of the outstanding Preferred Shares (expected to be equal to the original purchase price per share plus any accumulated and unpaid dividends thereon).

In addition to the limitations imposed by the 1940 Act described above, certain lenders may impose additional restrictions on the payment of dividends or distributions on the common shares in the event of a default on the Fund’s borrowings. If the Fund’s ability to make distributions on its common shares is limited, such limitations could, under certain circumstances, impair the ability of the Fund to maintain its qualification for federal income tax purposes as a regulated investment company, which would have adverse tax consequences for shareholders. See “Use of Leverage” and “U.S. Federal Income Tax Matters.”

Senior Securities

The following table sets forth certain information regarding the Fund’s senior securities as of the end of the Fund’s prior fiscal years since the Fund’s inception and for the six months ended December 31, 2024. Audited information regarding the Fund’s senior securities is incorporated by reference from the Fund’s Form N-CSR.

The outstanding shares of Series B Preferred Stock, and Series C Preferred Stock have the same priority with respect to payment of dividends and distributions and liquidation preference as the issued and outstanding Series A Preferred Stock and any other shares of preferred stock that the Fund may issue. With respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the asset coverage per unit figure is expressed in terms of dollar amounts per share of outstanding Preferred Stock (based on a liquidation preference of $25 for Series A and Series B Preferred Stock and a liquidation of $10 for Series C Preferred Stock) and is equivalent to the Asset Coverage of Preferred Stock presented given Series A, Series B and Series C Preferred Stock have a pari-passu liquidation preference.

Senior Securities Representing Indebtedness

Period/Fiscal Year Ended	Senior Securities	Amount Outstanding		Asset Coverage		Involuntary Liquidating Preference per Unit	Average Market Value Per Unit (4)
December 31, 2024 (unaudited)	Credit Facility	$-		$-		$-	$-
	Series A Cumulative Preferred Stock	$60,000,000		$67	(3)	$25.00	$19.02
	Series B Cumulative Preferred Stock	$60,000,000		$67	(3)	$25.00	$20.42
	Series C Term Preferred Stock	$4,192,060		$67	(3)	$10.00	$10.08
June 30, 2024	Credit Facility	$-		$-		$-	$-
	Series A Cumulative Preferred Stock	$60,000,000		$70	(3)	$25.00	$18.25
	Series B Cumulative Preferred Stock	$60,000,000		$70	(3)	$25.00	$19.59
June 30, 2023	Credit Facility	$-		$-		$-	$-
	Series A Cumulative Preferred Stock	$60,000,000		$71	(3)	$25.00	$18.59
	Series B Cumulative Preferred Stock	$60,000,000		$71	(3)	$25.00	$19.64
June 30, 2022	Credit Facility	$-		$-		$–	$–
	Series A Cumulative Preferred Stock	$60,000,000		$71	(3)	$25.00	$22.98
	Series B Cumulative Preferred Stock	$60,000,000		$71	(3)	$25.00	$22.93
June 30, 2021	Credit Facility	$21,000,000	(1)	$14,563	(2)	$–	$–
	Series A Cumulative Preferred Stock	$60,000,000		$119	(3)	$25.00	$24.44
June 30, 2020	Credit Facility	$65,000,000	(1)	$4,046	(2)	$–	$–
June 30, 2019	Credit Facility	$73,500,000	(1)	$3,711	(2)	$–	$–
June 30, 2018	Credit Facility	$73,500,000	(1)	$3,811	(2)	$–	$–
June 30, 2017(5)	Credit Facility	$71,500,000	(1)	$4,090	(2)	$–	$–

(1)	Principal amount outstanding represents the principal amount owed by the Fund to lenders under credit facility arrangements in place at the time.

(2)	The asset coverage ratio is calculated by subtracting the Fund’s total liabilities and indebtedness not represented by senior securities from the Fund’s total assets, dividing the result by the aggregate amount of the Fund’s senior securities representing indebtedness then outstanding, and then multiplying by $1,000.

(3)	The asset coverage ratio for a class of senior securities representing stock is calculated as the Fund's total assets, less all liabilities and indebtedness not represented by the Fund's senior securities, divided by secured senior securities representing indebtedness plus the aggregate of the involuntary liquidation preference of secured senior securities which are stock. With respect to the Preferred Stock, the asset coverage per share is expressed in terms of dollar amounts per share of outstanding Preferred Stock (based on a liquidation preference of $25).

(4)	Represents the average of the daily closing market price per share as reported on the NYSE during the respective period.

(5)	For the period September 28, 2016, commencement of operations, to June 30, 2017.

Dividend Reinvestment Plan

The information in “Dividend Reinvestment Plan” is set forth in the Fund’s most recent annual report on Form N-CSR for the year ended June 30, 2024 in the section entitled “Dividend Reinvestment Plan”, which is incorporated by reference into this Prospectus, and in any future filings we may file with the SEC that are incorporated by reference into this Prospectus. See “Incorporation by Reference” below for more information.

Description of the Fund’s Securities

The following summary of the terms of the common and preferred shares of the Fund does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, and to the Fund’s Charter and the Fund’s Bylaws, copies of which are filed as exhibits to the Registration Statement.

The Fund is a corporation organized under the law of Maryland. The Fund is authorized to issue 50,000,000 shares of common stock, $0.0001 par value per share, and the Board of Directors, without obtaining shareholder approval, may increase the number of authorized common shares. Of the 50,000,000 authorized shares of common stock, 2,530,000 shares have been reclassified as Series A Preferred Stock, and 2,400,000 shares have been reclassified as Series B Preferred Stock and 5,743,500 have been reclassified as Series C Preferred Stock.

In general, shareholders or subscribers for the Fund’s stock have no personal liability for the debts and obligations of the Fund because of their status as shareholders or subscribers, except to the extent that the subscription price or other agreed consideration for the stock has not been paid.

Under the Fund’s Charter, the Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of shares of stock without obtaining shareholder approval. Also, the Fund’s Board of Directors, with the approval of a majority of the entire Board, but without any action by the shareholders of the Fund, may amend the Fund’s Charter from time to time to increase or decrease the aggregate number of shares of stock of the Fund or the number of shares of stock of any class or series that the Fund has authority to issue.

Common Stock

The Fund’s common shares have no preemptive, conversion, exchange, appraisal or redemption rights, and each share has equal voting, dividend, distribution and liquidation rights. Common shareholders are entitled to receive dividends if and when the Board of Directors declares dividends from funds legally available. Whenever Fund Preferred Shares or borrowings are outstanding, common shareholders will not be entitled to receive any distributions from the Fund unless all accrued dividends on the Preferred Shares and interest and principal payments on borrowings have been paid, and unless the applicable asset coverage requirements under the 1940 Act would be satisfied after giving effect to the distribution as described above.

In the event of the Fund’s liquidation, dissolution or winding up, common shares would be entitled to share ratably in all of the Fund’s assets that are legally available for distribution after the Fund pays all debts and other liabilities and subject to any preferential rights of holders of Preferred Shares.

Common shareholders are entitled to one vote per share. All voting rights for the election of directors are noncumulative, which means that, assuming there are no Preferred Shares are outstanding, the holders of more than 50% of the common shares will elect 100% of the directors then nominated for election if they choose to do so and, in such event, the holders of the remaining common shares will not be able to elect any Directors.

The Fund’s Charter authorizes the Board of Directors to classify and reclassify any unissued shares of common stock into other classes or series of stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of common shares with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for common shareholders or otherwise be in their best interest. As of the date of this Prospectus, the Fund has no plans to classify or reclassify any unissued shares of common stock.

The currently outstanding common shares are, and the Common Shares offered in this Prospectus will be, subject to notice of issuance, listed on the NYSE under the trading or “ticker” symbol “OPP.” Under the rules of the NYSE applicable to listed companies, the Fund is required to hold an annual meeting of shareholders in each year.

The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such a sale is made in connection with an offering to existing holders of shares of common stock or with the consent of a majority of its common stockholders. The Fund may, from time to time, seek the consent of common shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at a price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of common shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Common Shares at a price below net asset value will be disclosed in the prospectus supplement relating to any such offering of Common Shares at a price below net asset value. See also “—Subscription Rights” below.

Preferred Stock

The Fund’s Charter authorizes the Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including Preferred Shares, without the approval of common shareholders. Prior to issuance of any shares of Preferred Shares, the Board of Directors is required by Maryland law and by the Fund’s Charter to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for such shares. Thus, the Board of Directors could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for common shareholders or otherwise be in their best interest. The prospectus supplement for any potential offering of Preferred Shares will describe the terms and conditions of those shares, including information regarding the liquidation preference, distribution rate, any optional or mandatory redemption provisions, and whether the Preferred Shares are convertible into common.

As of the date of this Prospectus, the Fund has outstanding 2,400,000 shares of 4.375% Series A Preferred Stock. All Series A Preferred Stock have a liquidation preference of $25.00 per share, plus accumulated and unpaid dividends. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefore, cumulative cash dividends and distributions at the rate of 4.375% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months) of the $25.00 per share liquidation preference on the Series A Preferred Stock. Dividends and distributions on Series A Preferred Stock accumulate from the date of their original issue, October 23, 2020 and are payable quarterly on February 15, May 15, August 15 and November 15 or, in each case, if such date is not a business day, the next succeeding business day.

As of the date of this Prospectus, the Fund has outstanding 2,400,000 shares of 4.75% Series B Preferred Stock. All Series B Preferred Stock have a liquidation preference of $25.00 per share, plus accumulated and unpaid dividends. Holders of Series B Preferred Stock are entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefore, cumulative cash dividends and distributions at the rate of 4.75% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months) of the $25.00 per share liquidation preference on the Series B Preferred Stock. Dividends and distributions on Series B Preferred Stock accumulate from the date of their original issue, November 22, 2021, and are payable quarterly on February 15, May 15, August 15 and November 15 or, in each case, if such date is not a business day, the next succeeding business day.

As of the date of this Prospectus, the Fund has outstanding 419,206 shares of 6.00% Series C Preferred Stock. All Series C Preferred Stock have a liquidation preference of $10.00 per share, plus accrued but unpaid dividends. Holders of Series C Preferred Stock are entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefore, cumulative cash dividends and distributions at the rate of 6.00% per annum (computed on the basis of a 360 day year consisting of twelve 30 day months) of the $10.00 per share liquidation preference on the Series C Preferred Stock. Dividends and distributions on Series C Preferred Stock accumulate from the date of their original issue, November 5, 2024, and are payable quarterly on February 15, May 15, August 15 and November 15 or, in each case, if such date is not a business day, the next succeeding business day.

Any issuance of Preferred Shares must comply with the requirements of the 1940 Act. Specifically, the Fund is not permitted under the 1940 Act to issue Preferred Shares unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding Preferred Shares. Among other requirements, including other voting rights, the 1940 Act requires that the holders of any Preferred Shares, voting separately as a single class, have the right to elect at least two directors at all times. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any Preferred Shares would have the right to elect a majority of the Fund’s directors at any time two years’ dividends on any Preferred Shares are unpaid.

The Fund’s Preferred Shares have complete priority over the common shares as to distribution of assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Fund, preferred shareholders would be entitled to receive a preferential liquidating distribution before any distribution of assets is made to common shareholders. After payment of the full amount of the liquidating distribution to which they are entitled, preferred shareholders would not be entitled to any further participation in any distribution of assets by the Fund. A consolidation or merger of the Fund with another fund or a sale of all or substantially all of the assets of the Fund shall not be deemed to be a liquidation, dissolution or winding up of the Fund.

The Fund’s Preferred Shares are required to be voting shares and to have equal voting rights with common shares. Except as otherwise indicated in this prospectus of the SAI and except as otherwise required by applicable law, holders of Preferred Shares would vote together with common shareholders as a single class.

The terms of the Fund’s Preferred Shares provide that they may be redeemed by the issuer at certain times, in whole or in part, at the original purchase price per share plus accumulated but unpaid dividends. Any redemption or purchase of shares of preferred stock by the Fund will reduce the leverage applicable to common shares, while any issuance of preferred stock by the Fund would increase such leverage.

The applicable prospectus supplement will set forth whether or not the Preferred Shares offered in this Prospectus will be listed or traded on any securities exchange. If the Preferred Shares are not listed on a securities exchange, there may be no active secondary trading market for such shares and an investment in such shares may be illiquid. The Fund’s Series A Preferred Stock are listed on the NYSE under the symbol “OPPPRA,” and the Fund’s Series B Preferred Stock are listed on the NYSE under the symbol "OPPRB" and the Fund's Series C Preferred Stock are listed in the NYSE under the symbol "OPPRC."

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will also be set forth in the applicable prospectus supplement.

Subscription Rights

The Fund may issue Rights to (i) common shareholders to purchase Common Shares and/or Preferred Shares or (ii) preferred shareholders to purchase Preferred Shares (subject to applicable law). Rights may be issued independently or together with any other offered Security and may or may not be transferable by the person purchasing or receiving the Rights. In connection with a Rights offering to common and/or preferred shareholders, the Fund would distribute certificates evidencing the Rights and a prospectus supplement, containing all of the material terms of the Rights agreement relating to such Rights (the “Subscription Rights Agreement”), to the Fund’s common or preferred shareholders, as applicable, as of the record date that the Fund sets for determining the shareholders eligible to receive Rights in such Rights offering. For complete terms of the Rights, please refer to the actual terms of such Rights, which will be set forth in the Subscription Rights Agreement.

The applicable prospectus supplement would describe the following terms of Rights in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

●	the title of such subscription Rights;

●	the exercise price for such Rights (or method of calculation thereof);

●	the number of such Rights issued in respect of each common share;

●	the number of Rights required to purchase a single Preferred Share;

●	the extent to which such Rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such Rights;

●	the date on which the right to exercise such Rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such Rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	any termination right the Fund may have in connection with such Rights offering;

●	the expected trading market, if any, for Rights; and

●	any other terms of such Rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such Rights.

Exercise of Rights. Each Right would entitle the holder of the Right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the prospectus supplement relating to the Rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such Rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised Rights would become void.

Upon expiration of the Rights offering and the receipt of payment and the Rights certificate properly completed and duly executed at the corporate trust office of the Rights agent or any other office indicated in the prospectus supplement, the Fund would issue, as soon as practicable, the shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered Securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

Subscription Rights to Purchase Common and Preferred Stock

The Fund may issue Rights, which would entitle holders to purchase both Common Shares and Preferred Shares in a ratio to be set forth in the applicable prospectus supplement. In accordance with the 1940 Act, at least three subscription rights to purchase Common Shares would be required to subscribe for one Common Share. It is expected that Rights to purchase both Common Shares and Preferred Shares would require holders to purchase an equal number of Common Shares and Preferred Shares, and would not permit holders to purchase an unequal number of Common Shares or Preferred Shares, or purchase only Common Shares or only Preferred Shares. For example, such an offering might be structured such that three Rights would entitle an investor to purchase one Common Share and one Preferred Share, and such investor would not be able to choose to purchase only a Common Share or only a Preferred Share upon the exercise of his, her or its Rights.

The Common Shares and Preferred Shares issued pursuant to the exercise of any such Rights, however, would at all times be separately tradeable securities. Such Common Shares and Preferred Shares would not be issued as a “unit” or “combination” and would not be listed or traded as a “unit” or “combination” on a securities exchange, such as the NYSE, at any time. The applicable prospectus supplement will set forth additional details regarding an offering of Rights to purchase Common Shares and Preferred Shares.

Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law

The following is a summary of certain provisions of the Maryland General Corporation Law (the “MGCL”) and of the Charter and Bylaws of the Fund.

General

The MGCL and the Fund’s Charter and Bylaws contain provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure.

These provisions could have the effect of depriving common shareholders of an opportunity to sell their common shares by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. On the other hand, these provisions may require persons seeking control of the Fund to negotiate with the Fund’s management regarding the price to be paid for the common shares required to obtain such control, promote continuity and stability and enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objective.

The Board of Directors has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

Classified Board of Directors

The Board of Directors is divided into three classes of directors serving staggered three-year terms. The initial terms of the first, second and third classes will expire at the first, second and third annual meetings of shareholders, respectively, and, in each case, until their successors are duly elected and qualify. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and at each annual meeting one class of directors will be elected by the shareholders. A classified Board of Directors promotes continuity and stability of management but makes it more difficult for shareholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. The Fund believes that classification of the Board of Directors will help to assure the continuity and stability of the Fund’s strategies and policies as determined by the Board of Directors.

Election of Directors

The MGCL provides that, unless the charter or bylaws of a corporation provide otherwise, which the Fund’s Charter and the Fund’s Bylaws do not, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

Number of Directors; Vacancies

The Fund’s Charter provides that the number of directors will be set only by the Board of Directors in accordance with the Bylaws. The Bylaws provide that a majority of the Fund’s entire Board of Directors may at any time increase or decrease the number of directors, provided that there may be no fewer than three directors and no more than 12 directors.

The Fund’s Charter provides that the Fund elects, at such time as the Fund becomes eligible to make such an election (i.e., when the Fund has at least three independent directors and the common shares are registered under the Securities Exchange Act of 1934), to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board of Directors. Accordingly, at such time, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Removal of Directors

The Fund’s Charter provides that, subject to the rights of the holders of one or more class or series of Preferred Shares to elect or remove directors, a director may be removed from office only for cause (as defined in the Charter) and then only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Absence of Cumulative Voting

There is no cumulative voting in the election of the Fund’s directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a shareholder entitled to cumulative voting may cast all of his or her votes for one nominee or disperse his or her votes among nominees as he or she chooses, cumulative voting is generally considered to increase the ability of minority shareholders to elect nominees to a corporation’s Board of Directors. In general, the absence of cumulative voting means that the holders of a majority of the Fund’s shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Approval of Extraordinary Corporate Actions

The Fund’s Charter requires the favorable vote of two-thirds of the entire Board of Directors and the favorable vote of the holders of at least two-thirds of the common shares and Preferred Shares (if any) entitled to be voted on the matter, voting together as a single class, to advise, approve, adopt or authorize the following:

●	a “Business Combination,” which includes the following:

●	a merger, consolidation or statutory share exchange of the Fund with or into another person;

●	an issuance or transfer by the Fund (in one or a series of transactions in any 12-month period) of any securities of the Fund to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Fund, sales of securities of the Fund in connection with a public offering, issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, issuances of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund and portfolio transactions effected by the Fund in the ordinary course of business; or

●	a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12-month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business;

●	the voluntary liquidation or dissolution of the Fund or charter amendment to terminate the Fund’s existence;

●	the conversion of the Fund from a closed-end company to an open-end company (except pursuant to the contingent conversion feature), and any amendments necessary to effect the conversion; or

●	unless the 1940 Act or federal law requires a lesser vote, any shareholder proposal as to specific investment decisions made or to be made with respect to the Fund’s assets as to which shareholder approval is required under federal or Maryland law.

However, the common shareholder vote described above will not be required with respect to the foregoing transactions (other than those as to which common shareholder approval is required under federal or Maryland law) if they are approved by a vote of two-thirds of the Continuing Directors (as defined below). In that case, if Maryland law requires common shareholder approval, the affirmative vote of a majority of the votes entitled to be cast thereon by common shareholders of the Fund will be required. In addition, if the Fund has any Preferred Shares outstanding, the holders of a majority of the outstanding Preferred Shares voting separately as a class, would be required under the 1940 Act to adopt any plan of reorganization that would adversely affect the holders of the Preferred Shares, to convert the Fund to an open-end investment company or to deviate from any of the Fund’s fundamental investment policies.

In no event will the foregoing provisions affect shareholder rights under the 1940 Act to approve or terminate an advisory contract of the Fund (either of which may be effectuated by Fund shareholders without the need for approval of any Continuing Director or other member of the Board of Directors).

“Continuing Director” means any member of the Board of Directors who is not an Interested Party (as defined below) or an affiliate of an Interested Party and has been a member of the Board of Directors for a period of at least 12 months, or has been a member of the Board of Directors since August 17, 2016, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

“Interested Party” means any person, other than an investment company advised by the Adviser or any of its affiliates, which enters, or proposes to enter, into a Business Combination with the Fund.

In addition, the Fund’s Charter requires the favorable vote of two-thirds of the entire Board of Directors to advise, approve, adopt or authorize any of the following:

●	the election and removal of officers;

●	the nomination of candidates to the Board of Directors (including the election of directors to fill vacancies on the Board of Directors resulting from the increase in size of the Board of Directors or the death, resignation or removal of a director, in which case the affirmative vote of two-thirds of the remaining directors in office shall be required);

●	the creation of and delegation of authority and appointment of members to committees of the Board of Directors;

●	amendments to the Fund’s Bylaws (which may only be effected by the Board of Directors, not the common shareholders);

●	Charter amendments (except for the provisions relating to the contingent conversion feature) and any other action requiring common shareholder approval; and

●	entering into, terminating or amending an investment advisory agreement.

The Board of Directors has determined that the foregoing supermajority requirements applicable to certain votes of the directors and the common shareholders, which are greater than the minimum requirements permitted under Maryland law or the 1940 Act, are in the best interests of the Fund. Reference should be made to the Charter on file with the SEC for the full text of these provisions. See also “Conversion to Open-End Fund.”

Action by Shareholders

Under the MGCL, common shareholder action can be taken only at an annual or special meeting of common shareholders or, unless the charter provides for common shareholder action by less than unanimous written consent (which is not the case in the Fund’s Charter), by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Fund’s Bylaws regarding the calling of a common shareholder-requested special meeting, as discussed below, may have the effect of delaying consideration of a common shareholder proposal until the next annual meeting.

Procedures for Shareholder Nominations and Proposals

The Fund’s Bylaws provide that any common shareholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of common shareholders must comply with the advance notice provisions of the Bylaws. Nominations and proposals that fail to follow the prescribed procedures will not be considered. The Board of Directors believes that it is in the Fund’s best interests to provide sufficient time to enable management to disclose to common shareholders information about a slate of nominations for directors or proposals for new business. This advance notice requirement also may give management time to solicit its own proxies in an attempt to defeat any slate of nominations should management determine that doing so is in the best interest of common shareholders generally. Similarly, adequate advance notice of common shareholder proposals will give management time to study such proposals and to determine whether to recommend to the common shareholders that such proposals be adopted. For common shareholder proposals to be included in the Fund’s proxy materials, the common shareholder must comply with all timing and information requirements of the Exchange Act.

Calling of Special Meetings of Shareholders

The Fund’s Bylaws provide that special meetings of common shareholders may be called by the Board of Directors or by certain of its officers. Additionally, the Fund’s Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the common shareholders requesting the meeting, a special meeting of common shareholders will be called by the Fund’s Secretary upon the written request of common shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

No Appraisal Rights

As permitted by the MGCL, the Fund’s Charter provides that common shareholders will not be entitled to exercise appraisal rights, unless the Fund’s Board of Directors determines that such rights apply.

Limitations on Liabilities

The Fund’s Charter provides that the personal liability of the Fund’s directors and officers for monetary damages is eliminated to the fullest extent permitted by Maryland law. Maryland law currently provides that directors and officers of corporations that have adopted such a provision will generally not be so liable, except to the extent that (i) it is proven that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; and (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Fund’s Charter delegates the Fund, to the maximum extent permitted by Maryland law, to indemnify and advance expenses to the Fund’s directors and officers. The Fund’s Bylaws provide that the Fund will indemnify its officers and directors against liabilities to the fullest extent permitted by Maryland law and the 1940 Act, and that it shall advance expenses to such persons prior to a final disposition of an action. The rights of indemnification provided in the Fund’s Charter and Bylaws are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of common shareholders or directors or otherwise.

Authorized Shares

The Fund’s Charter authorizes the issuance of 50,000,000 common shares, and authorizes a majority of the Fund’s Board of Directors, without common shareholder approval, to increase the number of authorized common shares and to classify and reclassify any unissued shares into one or more classes or series of stock and set the terms thereof. 2,530,000, 2,400,000 and 5,743,500 of the Fund’s authorized common shares have been reclassified as Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively. The issuance of capital stock or any class or series thereof without common shareholder approval may be used by the Fund’s Board of Directors consistent with its duties to deter attempts to gain control of the Fund. Further, the Board of Directors could authorize the issuance Preferred Shares with terms and conditions that could have the effect of discouraging a takeover or other transaction that some of the Fund’s shareholders might believe to be in their best interests.

Anti-Takeover Provisions of Maryland Law

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a special meeting of shareholders.

The Fund has elected to be subject to a requirement that a vacancy on the Board of Directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and, otherwise, retains its right to opt into any of the other provisions. The charter of a corporation may contain a provision or the board of directors may adopt a provision that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8.

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act (the “MBCA”) do not apply to a closed-end investment company, such as the Fund, unless the Board of Directors has affirmatively elected to be subject to the MBCA by a resolution. To date, the Fund has not made such an election but may make such an election under Maryland law at any time. Any such election, however, could be subject to certain of the 1940 Act limitations discussed below under “Maryland Control Share Acquisition Act” and would not apply to any person who had become an interested shareholder (as defined below) before the time that the resolution was adopted.

Under the MBCA, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the MBCA, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

●	any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation

A person is not an interested shareholder under the MBCA if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined in the MBCA, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The MBCA permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested shareholder becomes an interested shareholder.

Maryland Control Share Acquisition Act

The Fund, in its Charter, has exempted all of its shares from the application of the Maryland Control Share Acquisition Act (the “MCSAA”). In order to avail itself of the provisions of this Act, the Charter would have to be amended (which would require the approval of the holders of at least a majority of the votes entitled to be cast) and the Board of Directors would have to affirmatively elect to be subject to the MCSAA by a resolution. Any such election, however, would not apply to any person who had become a holder of control shares (as defined below) before the time that the resolution was adopted.

The MCSAA provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers of the acquirer or by an employee of the acquirer who is also a director of the acquirer are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third,

●	one-third or more but less than a majority, or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MCSAA, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Potentially inhibiting a closed-end investment company’s ability to utilize the MCSAA is Section 18(i) of the 1940 Act which provides that “every share of stock . . . issued by a registered management company . . . shall be a voting stock and have equal voting rights with every other outstanding voting stock,” thereby preventing the Fund from issuing a class of shares with voting rights that vary within that class. There are currently different views, however, on whether or not the MCSAA conflicts with Section 18(i) of the 1940 Act. One view is that implementation of the MCSAA would conflict with the 1940 Act because it would deprive certain shares of their voting rights. Another view is that implementation of the MCSAA would not conflict with the 1940 Act because it would limit the voting rights of shareholders who choose to acquire shares of stock that put them within the specified percentages of ownership rather than limiting the voting rights of the shares themselves.

The Fund exempted its shares from the MCSAA in light of a November 15, 2010 letter from the staff of the SEC’s Division of Investment Management that took the position that a CEF, by opting in to the MCSAA, would be acting in a manner inconsistent with Section 18(i) of the 1940 Act. However, on May 27, 2020, the staff of the SEC’s Division of Investment Management published an updated statement (the “2020 Control Share Statute Relief”) withdrawing the November 15, 2010 letter and replacing it with a new no-action position allowing a CEF under Section 18(i) to opt-in to the MCSAA, provided that the decision to do so was taken with reasonable care in light of (1) the board’s fiduciary duties, (2) applicable federal and state law, and (3) the particular facts and circumstances surrounding the action. The 2020 Control Share Statute Relief reflects only the enforcement position of the Staff and is not binding on the SEC or any court, and some uncertainty around the application under the 1940 Act of state control share statutes exists as a result of recent federal and state court decisions that have found that certain control share acquisition provisions violate the 1940 Act.

If the Fund were to amend its Charter and subsequently elect to be subject to the MCSAA, it would not apply (a) to shares acquired in a merger, consolidation or share exchange if the Fund is a party to the transaction or (b) to acquisitions approved or exempted by the Fund’s Charter or the Fund’s Bylaws.

Repurchase of Shares

Shares of CEFs often trade at a discount to net asset value, and the Fund’s shares may also trade at a discount to their net asset value, although it is possible that they may trade at a premium above net asset value. The market price of the common shares will be determined by such factors as relative demand for and supply of shares in the market, the Fund’s net asset value, general market and economic conditions and other factors beyond the control of the Fund.

Although common shareholders will not have the right to redeem their shares, the Fund may (but is not obligated to) take action to repurchase shares in the open market or make tender offers for its shares at net asset value. During the pendency of any tender offer, the Fund will publish how common shareholders may readily ascertain the net asset value. Repurchase of the common shares may have the effect of reducing any market discount to net asset value.

There is no assurance that, if action is undertaken to repurchase or tender for shares, such action will result in the shares trading at a price which approximates their net asset value. Although share repurchases and tenders could have a favorable effect on the market price of the shares, you should be aware that the acquisition of shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund’s expense ratio and may adversely affect the ability of the Fund to pursue its investment objective. To the extent the Fund may need to liquidate investments to fund repurchases of shares, this may result in portfolio turnover which will result in additional expenses being borne by the Fund and its shareholders. The Board of Directors currently considers the following factors to be relevant to a potential decision to repurchase shares: the extent and duration of the discount, the liquidity of the Fund’s portfolio, and the impact of any action on the Fund and market considerations. Such a decision is a matter on which the Board would exercise its fiduciary judgment, and the Board will consider other factors that may be relevant at the time it considers the matter. Any share repurchases or tender offers will be made in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act. Any share repurchases or tender offers will be made in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act.

Rights Offerings

The Fund has in the past and may in the future, and at its discretion, choose to make offerings of Rights to (i) common shareholders to purchase Common Shares and/or Preferred Shares and/or (ii) preferred shareholders to purchase Preferred Shares (subject to applicable law). A future Rights offering may be transferable or non-transferable. Any such future Rights offering will be made in accordance with the 1940 Act. Under the laws of Maryland, the Board is authorized to approve rights offerings without obtaining shareholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common stock at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s Board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

Conversion to Open-End Fund

The Fund may be converted to an open-end investment company at any time if approved by the Board of Directors and the shareholders. See “Certain Provisions of the Fund’s Charter and Bylaws and of Maryland Law” for a discussion of the voting requirements applicable to conversion of the Fund to an open-end investment company and any related Charter amendments. If the Fund converted to an open-end investment company, it would be required to redeem all Preferred Shares then outstanding (possibly requiring in turn that it liquidate a portion of its investment portfolio). Conversion to open-end status could also require the Fund to modify certain investment restrictions and policies. Shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or permitted under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares. Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management. The Board of Directors may at any time (but is not required to) propose conversion of the Fund to open-end status, depending upon its judgment regarding the advisability of such action in light of circumstances then prevailing. Before deciding whether to make such a proposal, the Board of Directors would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of the conversion on the Fund or its shareholders, and market considerations. Based on these considerations, even if the Fund’s shares should trade at a discount, the Board of Directors may determine that, in the interest of the Fund and its shareholders, no action should be taken.

U.S. Federal Income Tax Matters

The following is a summary discussion of certain U.S. federal income tax consequences that may be relevant to a shareholder that acquires, holds and/or disposes of common shares of the Fund. This discussion only addresses U.S. federal income tax consequences to U.S. shareholders who hold their shares as capital assets and does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances. This discussion also does not address the tax consequences to shareholders who are subject to special rules, including, without limitation, banks and other financial institutions, insurance companies, dealers in securities or foreign currencies, traders in securities that have elected to mark-to-market their securities holdings, foreign holders, persons who hold their shares as or in a hedge against currency risk, or as part of a constructive sale, straddle or conversion transaction, or tax-exempt or tax-deferred plans, accounts, or entities. In addition, the discussion does not address any state, local, or foreign tax consequences. The discussion reflects applicable income tax laws of the United States as of the date hereof, which tax laws may be changed or subject to new interpretations by the courts or the Internal Revenue Service (“IRS”) retroactively or prospectively, which could affect the continued validity of this summary. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its shareholders, and the discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisors before making an investment in the Fund to determine the specific tax consequences to them of investing in the Fund, including the applicable federal, state, local and foreign tax consequences as well as the effect of possible changes in tax laws.

The Fund has elected to be treated, and to qualify each year, as a “regulated investment company” under Subchapter M of Subtitle A, Chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”), so that it will generally not pay U.S. federal income tax on income and capital gains timely distributed (or treated as being distributed, as described below) to shareholders. If the Fund qualifies as a regulated investment company and distributes to its shareholders at least 90% of the sum of (i) its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest, the excess of any net short-term capital gains over net long-term capital losses and certain net foreign exchange gains as reduced by certain deductible expenses) without regard to the deduction for dividends paid, and (ii) the excess of its gross tax-exempt interest, if any, over certain disallowed deductions, the Fund will be relieved of U.S. federal income tax on any income of the Fund, including long-term capital gains, distributed to shareholders. However, if the Fund retains any investment company taxable income or “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss), it will be subject to U.S. federal income tax at regular corporate federal income tax rates (currently at a maximum rate of 21%) on the amount retained. The Fund intends to distribute at least annually all or substantially all of its investment company taxable income (determined without regard to the deduction for dividends paid), net tax-exempt interest, if any, and net capital gain. Under the Code, the Fund will generally be subject to a nondeductible 4% federal excise tax on the portion of its undistributed ordinary income and capital gains if it fails to meet certain distribution requirements with respect to each calendar year. In order to avoid the 4% federal excise tax, the required minimum distribution is generally equal to the sum of 98% of the Fund’s ordinary income (computed on a calendar year basis, and taking into account certain deferrals and elections), plus 98.2% of the Fund’s capital gain net income (generally computed for the one-year period ending on October 31) plus undistributed amounts from prior years on which the Fund paid no federal income tax. The Fund generally intends to make distributions in a timely manner in an amount at least equal to the required minimum distribution and therefore, under normal circumstances, does not expect to be subject to this excise tax. However, the Fund may also decide to distribute less and pay the federal excise taxes.

Due to its investments in marketplace lending platforms, the Fund may not qualify as a regulated investment company. If, for any taxable year, the Fund did not qualify as a regulated investment company for U.S. federal income tax purposes, it would be treated as a U.S. corporation subject to U.S. federal income tax, and possibly state and local income tax, and distributions to its shareholders would not be deductible by the Fund in computing its taxable income. In such event, the Fund’s distributions, to the extent derived from the Fund’s current or accumulated earnings and profits, would generally constitute ordinary dividends, which would generally be eligible for the dividends received deduction available to corporate shareholders, and non-corporate shareholders would generally be able to treat such distributions as “qualified dividend income” eligible for reduced rates of U.S. federal income taxation, provided in each case that certain holding period and other requirements are satisfied.

A common shareholder will have all dividends and distributions automatically reinvested in shares of common stock of the Fund (unless the shareholder “opts out” of the Plan). For shareholders subject to U.S. federal income tax, all dividends will generally be taxable regardless of whether the shareholder takes them in cash or they are reinvested in additional shares of the Fund. Distributions of the Fund’s investment company taxable income (determined without regard to the deduction for dividends paid) will generally be taxable as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. However, a portion of such distributions derived from certain corporate dividends, if any, may qualify for either the dividends received deduction available to corporate shareholders under Section 243 of the Code or the reduced rates of U.S. federal income taxation for “qualified dividend income” available to non-corporate shareholders under Section 1(h)(11) of the Code, provided in each case certain holding period and other requirements are met. Distributions of net capital gain, if any, that are properly reported by the Fund are generally taxable as long-term capital gain for U.S. federal income tax purposes without regard to the length of time a shareholder has held shares of the Fund. If the Fund received dividends from an Underlying Fund that qualifies as a regulated investment company, and the Underlying Fund designates such dividends as qualified dividend income or as eligible for the dividends received deduction, then the Fund is permitted in turn to designate a portion of its distributions as qualified dividend income and/or as eligible for the dividends received deduction, provided the Fund meets holding period and other requirements with respect to shares of the Underlying Fund. Through 2025, distributions of investment company taxable income that are attributable to qualified REIT dividends received by the Fund (if any) may be designated by the Fund as Section 199A dividends, which may be taxed to individuals and other non-corporate shareholders at a reduced effective federal income tax rate.

A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits, if any, will be treated by a shareholder as a tax-free return of capital, which is applied against and reduces the shareholder’s basis in his, her or its shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his, her, or its shares, the excess will be treated by the shareholder as gain from the sale or exchange of such shares. The U.S. federal income tax status of all dividends and distributions will be designated by the Fund and reported to shareholders annually. The Fund can provide no assurance regarding the portion (if any) of its dividends that will qualify for the dividends received deduction, for qualified dividend income treatment, or treatment as Section 199A dividends.

The Fund intends to distribute all realized net capital gains, if any, at least annually. If, however, the Fund were to retain any net capital gain, the Fund may designate the retained amount as undistributed capital gains in a notice to shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income as long-term capital gain, their proportionate share of such undistributed amount, and (ii) will be entitled to credit their proportionate share of the federal income tax paid by the Fund on the undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. If such an event occurs, the tax basis of shares owned by a shareholder of the Fund will, for U.S. federal income tax purposes, generally be increased by the difference between the amount of undistributed net capital gain included in the shareholder’s gross income and the tax deemed paid by the shareholder.

Any dividend declared by the Fund in October, November or December with a record date in such a month and paid during the following January will be treated for U.S. federal income tax purposes as paid by the Fund and received by shareholders on December 31 of the calendar year in which it is declared.

If a shareholder’s distributions are automatically reinvested in additional common shares, for U.S. federal income tax purposes, the shareholder will be treated as having received a taxable distribution in the amount of the cash dividend that the shareholder would have received if the shareholder had elected to receive cash, unless the distribution is in newly issued shares of the Fund that are trading at or above net asset value, in which case the shareholder will be treated as receiving a taxable distribution equal to the fair market value of the stock the shareholder receives.

Certain of the investment practices of the Fund or an Underlying Fund are subject to special and complex federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert tax-advantaged, long-term capital gains and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund or an Underlying Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, (vi) produce income that will not be qualifying income for purposes of the 90% income test and (vii) adversely alter the intended characterization of certain complex financial transactions. These rules could therefore affect the character, amount and timing of distributions to shareholders. The Fund will monitor its investments and transactions and may make certain federal income tax elections where applicable in order to mitigate the effect of these provisions, if possible.

The Fund will not be able to offset gains distributed by one Underlying Fund in which it invests against losses realized by another Underlying Fund in which the Fund invests. Redemptions of shares in an Underlying Fund, including those resulting from changes in the allocation among Underlying Funds, could also cause additional distributable gains to shareholders of the Fund. A portion of any such gains may be short-term capital gains that would be distributable as ordinary income to shareholders of the Fund. Further, a portion of losses on redemptions of shares in the Underlying Funds may be deferred under the wash sale rules. Additionally, the Fund’s investment in an Underlying Fund may result in the Fund’s receipt of cash in excess of the Underlying Fund’s earnings; if the Fund distributes these amounts, the distributions could constitute a return of capital to Fund shareholders for federal income tax purposes. As a result of these factors, the use of the fund of funds structure by the Fund could therefore affect the amount, timing and character of distributions to shareholders.

Investments in distressed debt obligations that are at risk of or in default may present special federal income tax issues for the Fund. The federal income tax consequences to a holder of such securities are not entirely certain. If the Fund’s characterization of such investments were successfully challenged by the IRS or the IRS issues guidance regarding investments in such securities, it may affect whether the Fund has made sufficient distributions or otherwise satisfied the requirements to maintain its qualification as a regulated investment company and avoid federal income and excise taxes.

Pass-Through Note holders also should be aware that the IRS and the courts are not bound by the Pass-Through Note issuer's characterization of the Pass-Through Notes, and may take a different position with respect to the Pass-Through Notes' proper characterization. For example, if the Pass-Through Notes were treated as equity for the Pass-Through Note issuer, (i) the issuer would be subject to U.S. federal income tax on income, including interest, accrued on the underlying loans but would not be entitled to deduct interest or original issue discount ("OID") on the Pass-Through Notes, and (ii) payments on the Pass-Through Notes would be treated by the Pass-Through Note holder as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends received deduction) for U.S. federal income tax purposes to the extent of the issuer's earnings and profits, or, if the Notes are treated as equity in a Pass-Through Note issuer that is taxed as a partnership, the Fund may be required to take into account income allocations from such issuers that may include gross income that is not described in Section 851(b)(2) of the Code and may cause the Fund to fail to meet the requirements of Code Section 851(b)(2) and fail to qualify as a regulated investment company.

The Fund or an Underlying Fund may be subject to withholding and other taxes imposed by foreign countries, including taxes on interest, dividends and capital gains with respect to its investments in those countries, which would, if imposed, reduce the yield on or return from those investments. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes in some cases. If more than 50% of the value of the Fund’s total assets at the close of its taxable year consists of stock or securities of foreign corporations, or if at least 50% of the value of the Fund’s total assets at the close of each quarter of its taxable year is represented by interests in other regulated investment companies, the Fund may elect to “pass through” to its shareholders the amount of foreign taxes paid or deemed paid by the Fund. If the Fund so elects, each of its shareholders would be required to include in gross income, even though not actually received, its pro rata share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both).

Sales, exchanges and other dispositions of the Fund’s shares generally are taxable events for shareholders that are subject to U.S. federal income tax. Shareholders should consult their own tax advisors with reference to their individual circumstances to determine whether any particular transaction in the Fund’s shares is properly treated as a sale or exchange for federal income tax purposes, as the following discussion assumes, and the tax treatment of any gains or losses recognized in such transactions. Gain or loss will generally be equal to the difference between the amount of cash and the fair market value of other property received and the shareholder’s adjusted tax basis in the shares sold or exchanged. Such gain or loss will generally be characterized as capital gain or loss and will be long-term if the shareholder’s holding period for the shares is more than one year and short-term if it is one year or less. However, any loss realized by a shareholder upon the sale or other disposition of shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares. For the purposes of calculating the six-month period, the holding period is suspended for any periods during which the shareholder’s risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property or through certain options, short sales or contractual obligations to sell. The ability to deduct capital losses may be limited. In addition, losses on sales or other dispositions of shares may be disallowed under the “wash sale” rules in the event that substantially identical stock or securities are acquired (including those made pursuant to reinvestment of dividends) within a period of 61 days beginning 30 days before and ending 30 days after a sale or other disposition of shares. In such a case, the disallowed portion of any loss generally would be included in the U.S. federal income tax basis of the shares acquired.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Because the Fund does not expect to distribute dividends that would give rise to an adjustment to an individual’s alternative minimum taxable income, an investment in the common shares should not, by itself, cause common shareholders to become subject to alternative minimum tax.

The Fund is required in certain circumstances to backup withhold at a current rate of 24% on reportable payments including dividends, capital gain distributions, and proceeds of sales or other dispositions of the Fund’s shares paid to certain holders of the Fund’s shares who do not furnish the Fund with their correct social security number or other taxpayer identification number and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

This Prospectus does not address the U.S. federal income tax consequences to a non-U.S. shareholder of an investment in common stock. Non-U.S. shareholders should consult their tax advisors concerning the tax consequences of ownership of shares of the Fund, including the possibility that distributions may be subject to a 30% U.S. withholding tax (or a reduced rate of withholding provided by an applicable treaty if the investor provides proper certification of its non-U.S. status).

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations thereunder currently in effect as they directly govern the taxation of the Fund and its shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the federal income tax rules applicable to the Fund can be found in the SAI, which is incorporated by reference into this Prospectus. Shareholders are urged to consult their tax advisors regarding specific questions as to U.S. federal, foreign, state, and local income or other taxes before making an investment in the Fund.

Plan of Distribution

The Fund may sell up to $300,000,000 in aggregate initial offering price of (i) Common Shares, (ii) Preferred Shares, and/or (iii) Rights, from time to time under this Prospectus and any related prospectus supplement in any one or more of the following ways: (1) directly to one or more purchasers; (2) through agents; (3) to or through underwriters; or (4) through dealers. See also “Dividend Reinvestment Plan” above.

Each prospectus supplement relating to an offering of the Securities will state the terms of the offering, including as applicable:

●	the names of any agents, underwriters or dealers;

●	any sales loads or other items constituting underwriters’ compensation;

●	any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities and the estimated net proceeds the Fund will receive from the sale; and

●	any securities exchange on which the offered Securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In the case of a Rights offering, the applicable prospectus supplement will set forth the number of Common Shares and/or Preferred Shares issuable upon the exercise of each Right and the other terms of such Rights offering. The transferable Rights offered by means of this Prospectus and applicable prospectus supplement, including any related over-subscription privilege and any follow-on offering, if applicable, may be convertible or exchangeable into Common Shares at a ratio not to exceed one Common Share received for every three subscription rights to purchase Common Shares converted, exercised or exchanged on an aggregate basis such that the exercise of all subscription rights to purchase Common Shares in any transferable subscription Rights offering will not cumulatively result in more than a 33 1/3 percentage increase in the outstanding common shares of the Fund.

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, purchasers, including institutional investors or others who may be deemed to be underwriters as defined in the 1933 Act for any resales of the Securities. In this case, no underwriters or agents would be involved. In addition to cash purchases, the Fund may allow Securities to be purchased by tendering payment in-kind in the form of shares of stock, bonds or other securities, including shares of other investment companies. Any securities used to buy the Fund’s Securities must be consistent with the Fund’s investment objective and otherwise acceptable to the Adviser and the Board. The Fund may use electronic media, including the Internet, to sell Securities directly. The terms of any of those sales will be described in a prospectus supplement.

By Agents

The Fund may offer Securities through agents that the Fund designates. Any agent involved in the offer and sale will be named and any commissions payable by the Fund will be described in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agents will be acting on a best efforts basis for the period of their appointment.

The Fund may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through one or more underwriters or dealers acting as principal or agent for the Fund.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased among the non-defaulting underwriters or the underwriting agreement may be terminated. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a prospectus supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within a specified number of days from the date of the prospectus supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the Securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they may act as agent may be deemed to be underwriting discounts and commissions under the 1933 Act.

The Fund may offer to sell Securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. In addition to cash purchases, the Fund may allow Securities to be purchased by tendering payment in-kind in the form of shares of stock, bonds or other securities. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

●	Overallotment involves sales in excess of the offering size, which create a short position.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Stabilizing transactions may occur when the demand for the shares of an offering is less than expected.

●	Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the overallotment option or in the open market after the distribution is completed, to cover short positions.

●	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any Rights offering, the Fund may also enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares and/or Preferred Shares remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our shares on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund against certain civil liabilities, including liabilities under the 1933 Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund and its subsidiaries, if any, in the ordinary course of business.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

The Prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

Administrator, Fund Accountant, Transfer Agent, Dividend Disbursing Agent and Custodian

The Fund’s administrator is ALPS Fund Services, Inc. (“AFS”), an affiliate of the Fund’s transfer agent. AFS is a service company and SEC-registered transfer agent. Under the Administration, Bookkeeping and Pricing Services Agreement, AFS is responsible for calculating NAVs, providing additional fund accounting and tax services, and providing fund administration and compliance-related services. The address of AFS is 1290 Broadway, Suite 1000, Denver, CO 80203. For its services, the Fund pays AFS customary fees based on the Fund’s net assets or an annual minimum fee, plus out of pocket expenses.

State Street Bank and Trust Company, located at State Street Financial Center, One Lincoln Street, Boston, MA 02111, serves as the Fund’s custodian and maintains custody of the securities and cash of the Fund. For its services, the custodian receives a monthly fee based upon, among other things, the average value of the net assets of the Fund, plus certain charges for securities transactions.

The Fund places and maintains its Alternative Credit investments, securities and cash in the custody of one or more entities meeting the requirements of Section 17(f) of the 1940 Act. For its investments in Alternative Credit, the Fund has engaged Millennium Trust Company, LLC ("Millennium Trust Company"), 2001 Spring Road #700, Oak Brook, Illinois 60523, a custodian with experience in the custody of loans originated through alternative credit platforms. For its services, Millennium Trust Company receives a monthly fee based upon, among other things, the average value of the total loans of the Fund. See “Investment Objective, Strategies and Policies-Alternative Credit-Alternative Credit and Pass-Through Notes. For whole loans purchased by the Fund (which would not include, for example, underlying loans in a securitized product held by the Fund), it is expected that Millennium Trust Company, as the Fund's qualified custodian for the loans, will typically receive or be provided with access to an executed loan package. While the executed packages may differ for certain investments, it is typically comprised of evidence in the form of a promissory note or similar document, an executed copy of the underlying loan agreement or security instrument, and an executed copy of the loan assignment. Although the Fund's custodian would have access to loan files and personally identifiable information about the borrower and would have the ability to enforce the loans, it is expected that the enforcement of the loans will generally be handled by the loan servicer.

DST Systems, Inc., an affiliate of the Fund’s administrator, located at 333 West 9th Street, 2nd floor, Kansas City, Missouri 64105, serves as the Fund’s transfer agent, registrar, Plan Administrator and dividend disbursing agent.

Legal Matters

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Faegre Drinker Biddle & Reath LLP. Faegre Drinker Biddle & Reath LLP may rely as to certain matters of Maryland law on the opinion of Shapiro Sher Guinot & Sandler, P.A. If certain legal matters in connection with an offering of Common Shares are passed upon by counsel for the underwriters or sales agent of such offering, such counsel will be named in a prospectus supplement.

Control Persons

Based on a review of Schedule 13D and Schedule 13G filings as of the date of this Prospectus, there are no persons who control the Fund. For purposes of the foregoing statement, “control” means (1) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company; (2) the acknowledgement or assertion by either the controlled or controlling party of the existence of control; or (3) an adjudication under Section 2(a)(9) of the 1940 Act, which has become final, that control exists.

Additional Information

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith files reports and other information with the SEC. The SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund (when available), that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document field as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (sec.gov).

The Fund’s Privacy Policy

The Fund is committed to ensuring your financial privacy. This notice is being sent to comply with privacy regulations of the SEC. The Fund has in effect the following policy with respect to nonpublic personal information about its customers:

●	Only such information received from you, through application forms or otherwise, and information about your Fund transactions will be collected.

●	None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account).

●	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

●	The Fund does not currently obtain consumer information. If the Fund were to obtain consumer information at any time in the future, it would employ appropriate procedural safeguards that comply with federal standards to protect against unauthorized access to and properly dispose of consumer information.

For more information about the Fund’s privacy policies call (855) 830-1222 (toll-free).

The Fund does not control the safeguarding, use or disposition of the personal and financial information about investors that is in the possession of the Underwriters and dealers. Investors should look to the privacy policies of those entities for information about how they treat investors’ personal and financial information.

Incorporation by Reference

This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this Prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of securities by means of this Prospectus and any applicable prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this Prospectus or incorporated by reference in this Prospectus.

We incorporate by reference into this Prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the Securities offered by the Fund’s Prospectus and any applicable prospectus supplement have been sold or we otherwise terminate the offering of these Securities. Information that we file with the SEC will automatically update and may supersede information in this Prospectus, any applicable supplement and information previously filed with the SEC.

This Prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our annual report on Form N-CSR for the fiscal year ended June 30, 2024, filed with the SEC on September 6, 2024; and

●	our semi-annual report on Form N-CSR for the period ended December 31, 2024, filed with the SEC on March 7, 2025; and

●	our definitive proxy statement on Schedule 14A, filed with the SEC on August 21, 2024; and

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38684), as filed with the SEC on October 3, 2018, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:

RiverNorth Capital Management, LLC
360 South Rosemary Avenue, Suite 1420
West Palm Beach, FL 33401
(561) 484-7185

You should rely only on the information incorporated by reference or provided in the Fund’s Prospectus, SAI and any supplement thereto. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this Prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this Prospectus or those documents.

Up to 10,000,000 Shares of Common Stock

RiverNorth/DoubleLine Strategic Opportunity Fund, Inc.

PROSPECTUS SUPPLEMENT

May 20, 2025

Until June 14, 2025 (25 days after the date of this prospectus supplement), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.